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This document is important and requires your immediate attention. If you are in doubt as to how to respond to the Barrick Offer, you should consult with your investment dealer, stockbroker, lawyer or other professional advisor. Enquiries concerning the information in this document should be directed to Georgeson Shareholder toll free at 1-866-245-2999.

DIRECTORS' CIRCULAR

RECOMMENDING

REJECTION

OF THE OFFER BY

BARRICK GOLD CORPORATION

TO PURCHASE ALL OF THE COMMON SHARES

OF

PLACER DOME INC.

Your Board of Directors unanimously recommends that Shareholders
REJECT
the Barrick Offer and NOT TENDER their Common Shares

Notice to United States Securityholders:

The Barrick Offer is in respect of securities of a Canadian issuer, and while the issuer is subject to continuous disclosure requirements in Canada, securityholders should be aware that these requirements are different from those in the United States. The enforcement by United States securityholders of civil liabilities under United States federal securities laws, may be adversely affected by the fact that the issuer is located in a foreign country and that some of its directors and officers are residents of a foreign country.

NOVEMBER 23, 2005

130 Adelaide Street West Suite 3201 Toronto, Ontario, Canada M5H 3P5 Robert M. Franklin CHAIRMAN

November 23, 2005

Dear Fellow Placer Dome Shareholder:

        On November 10, 2005, Barrick Gold Corporation filed documents with the Canadian and U.S. securities regulators relating to its unsolicited offer to purchase all of the outstanding common shares of Placer Dome (the "Barrick Offer"), and, by now, you have likely received materials from Barrick asking you to tender your common shares to the Barrick Offer.

        The Board of Directors of Placer Dome has voted unanimously to recommend that shareholders REJECT Barrick's offer. We urge that you NOT TENDER your shares.

        The Board believes that the Barrick Offer fails to provide full value and is an attempt by Barrick to acquire Placer Dome without offering adequate consideration to Placer Dome shareholders.

        The attached Directors' Circular explains in detail why the Board of Directors has reached this conclusion, and we strongly encourage you to read the Directors' Circular in its entirety. As you will see, the Board considered many factors including the report and recommendation of a Special Committee of independent directors and written opinions from Placer Dome's financial advisors — CIBC World Markets Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated — each of which opinions states that, as of the date of such opinions and subject to the assumptions, limitations and qualifications set forth therein, the consideration offered by Barrick was inadequate, from a financial point of view, to Placer Dome shareholders.

Reasons for the Recommendation

        As described in more detail in the enclosed Directors' Circular, the Board cited numerous reasons for its unanimous rejection of the Barrick Offer, including that:

  •
  The Board believes that the Barrick Offer fails to adequately compensate Placer Dome shareholders for the strategic value of Placer Dome's assets.

  •
  Placer Dome's gold production is expected to increase while Barrick's gold production is expected to decrease by 2010.

  •
  The Board believes that the timing of the Barrick Offer is opportunistic and disadvantageous to shareholders.

  •
  The Board believes that the Barrick Offer does not reflect an adequate premium for control of Placer Dome.

  •
  The consideration offered under the Barrick Offer represents a discount to the current trading price of Placer Dome's common shares.

  •
  The value of the consideration being offered under the Barrick Offer is uncertain and highly dependent on the value of Barrick's shares.

  •
  The Board believes that Barrick's shares are subject to risk and uncertainty due to Barrick's hedging practices and strategy.

  •
  There is a risk that Pascua-Lama, Barrick's largest development project, may not be developed or may not be developed on an economically viable basis.

  •
  The Board believes that the sale by Barrick to Goldcorp of Placer Dome's Canadian assets fails to maximize the value of the assets being sold.

  •
  Superior proposals or other alternatives may emerge.

  •
  The Barrick Offer is highly conditional.

  •
  The Barrick Offer is not a Permitted Bid under Placer Dome's Rights Plan.

        In summary, the Board strongly believes that the Barrick Offer is financially inadequate, opportunistic and fails to provide adequate compensation to Placer Dome shareholders for the value of Placer Dome's assets and long-term growth prospects. The Board believes that Placer Dome has one of the industry's best long-term profiles, and the financial and operating expertise to translate that potential into significant and sustainable value creation for Placer Dome shareholders.

Potential Alternatives

        As discussed in the Directors' Circular, the Board and the Special Committee, together with Placer Dome's management and financial and legal advisors, are working to evaluate a range of strategic alternatives that may enhance shareholder value. Placer Dome has been solicited by, and has initiated contact with, a number of third parties who have expressed an interest in considering alternative transactions.

        The Board cautions shareholders that tendering into the Barrick Offer before the Board and its advisors have had an opportunity to fully explore all available alternatives to the Barrick Offer may preclude the possibility of a financially superior alternative transaction emerging.

        For the above reasons, we urge you to REJECT the Barrick Offer and NOT TENDER your shares. If you have tendered your shares, you can withdraw them. For assistance with withdrawing your shares, you can contact your broker or our information agent, Georgeson Shareholder, at one of the numbers below. In addition, Georgeson Shareholder is available to answer questions about the Barrick Offer and can be reached at:

North American Toll-Free Number:	1-866-245-2999
Australian Toll-Free Number:	1-300-658-874

        On behalf of the Board of Directors of Placer Dome, I would like to thank you for your continued support.

Sincerely,

Robert M. Franklin
Chairman of the Board of Directors

Placer Dome Inc.

WEB    www.placerdome.com
 A member of the Placer Dome Group

QUESTIONS AND ANSWERS ABOUT THE INADEQUATE OFFER
FROM BARRICK GOLD CORPORATION

Should I accept or reject the Barrick Offer?

        Your Board unanimously recommends that Shareholders REJECT the Barrick Offer and NOT TENDER their Common Shares. Members of the Board and senior officers ARE NOT tendering their Common Shares into the Barrick Offer, which the Board views as offering inadequate consideration to Shareholders.

How do I reject the Barrick Offer?

        You do not need to do anything. DO NOT tender your Common Shares.

Can I withdraw my Common Shares if I have already tendered?

        YES.    According to the Barrick Circular, you can withdraw your Common Shares: (a) at any time until your Common Shares have been taken up by Barrick; (b) if your Common Shares have not been paid for by Barrick within three business days after having been taken up by Barrick; (c) up until the tenth day following the day Barrick files a notice announcing that it has changed or varied the Barrick Offer unless, among other things, prior to filing such notice Barrick has taken up your Common Shares or the change in the Barrick Offer consists solely of an increase in the consideration offered and the Barrick Offer is not extended for more than ten days; or (d) if Barrick has not taken up your Common Shares within 60 days of the commencement of the Barrick Offer, at any time after the 60-day period until Barrick does take up your Common Shares.

How do I withdraw my Common Shares?

        We recommend you contact your broker or Georgeson Shareholder at one of the numbers listed at the end of this Q&A for information on how to withdraw your Common Shares.

Why does the Board believe that the Barrick Offer should be rejected?

        The Board believes that the Barrick Offer fails to provide full value for the Placer Dome assets and Common Shares and is an attempt by Barrick to acquire Placer Dome without offering adequate consideration to Placer Dome Shareholders. The Board's reasons include:

1.
The Board believes that the Barrick Offer fails to adequately compensate Shareholders for the strategic value of Placer Dome's assets;

2.
Placer Dome's gold production is expected to increase while Barrick's is expected to decrease by 2010;

3.
The Board believes that the timing of the Barrick Offer is opportunistic and disadvantageous to Shareholders;

4.
The Board believes that the Barrick Offer does not reflect an adequate premium for control of Placer Dome;

5.
The consideration offered under the Barrick Offer represents a discount to the current trading price of the Common Shares;

6.
The value of the consideration being offered under the Barrick Offer is uncertain and highly dependent on the value of Barrick Shares;

7.
The Board believes that the Barrick Shares are subject to risk and uncertainty due to Barrick's hedging practices and strategy;

8.
There is a risk that Pascua-Lama, Barrick's largest development project, may not be developed or may not be developed on an economically viable basis;

9.
The Board believes that the sale by Barrick to Goldcorp of Placer Dome's Canadian assets fails to maximize the value of the assets being sold;

10.
Superior proposals or other alternatives may emerge;

11.
Placer Dome's Financial Advisors have each provided a written opinion that, as of the date of such opinions, the consideration offered under the Barrick Offer was inadequate, from a financial point of view, to Shareholders;

12.
The Barrick Offer is highly conditional; and

13.
The Barrick Offer is not a Permitted Bid under Placer Dome's Rights Plan.

        A summary of all of the reasons for the unanimous recommendation of the Board is included on pages 1 to 13 in this Directors' Circular.

What is the Board doing in response to the Barrick Offer?

        The Board has established a Special Committee which, along with the Board, is working to evaluate a range of strategic alternatives that may enhance Shareholder value. Placer Dome has been solicited by, and has initiated contact with, a number of third parties who have expressed an interest in considering alternative transactions.

My broker advised me to tender my Common Shares. Should I?

        NO.    The Board has unanimously recommended that Shareholders REJECT the Barrick Offer and NOT TENDER their Common Shares.

        You should be aware that Barrick has established a Soliciting Dealer Group and that Barrick has agreed to pay brokers for Common Shares tendered to the Barrick Offer.

If I tender my Common Shares early, am I more likely to obtain my preferred option of all cash or all shares?

        NO.    You obtain no advantage by tendering your Common Shares early and it will have no impact on how likely you are to receive your preferred consideration.

The media has referred to this as a "hostile" take-over bid. Is that true?

        YES.    In a friendly take-over, the two companies would work together to come to an agreement that would enhance shareholder value. In this situation, Barrick has launched the Barrick Offer without first approaching Placer Dome to discuss alternatives. Given this, the Barrick Offer should be considered to be a hostile offer and the Board is determined to consider alternatives that may enhance value for Shareholders.

Do I have to decide now?

        NO.    You do not have to take any action at this time. The Barrick Offer is scheduled to expire on December 20, 2005. Given that the Board is considering alternatives that may enhance Shareholder value, the Board recommends that you not take any action until closer to this date to ensure that you are aware of all options available to you.

        However, if you have already tendered Common Shares to the Barrick Offer and you decide to withdraw these Common Shares from the Barrick Offer, you must allow sufficient time to complete the withdrawal process prior to the expiry of the Barrick Offer. Contact your broker or Georgeson Shareholder at one of the numbers listed below.

Who do I ask if I have more questions?

        Your Board recommends that you read the information contained in this Directors' Circular. You should contact Georgeson Shareholder, the Information Agent retained by Placer Dome, with any questions or requests for assistance you might have.

TELEPHONE NUMBERS FOR GEORGESON SHAREHOLDER:

North American Toll-Free Number:	1-866-245-2999
Australian Toll-Free Number:	1 300 658 874
Banks and Brokers Call Collect:	212-440-9800

SCHEDULE A	—	GLOSSARY
SCHEDULE B	—	IMPORTANT INFORMATION REGARDING PLACER DOME'S MINERAL RESERVES AND MINERAL RESOURCES
SCHEDULE C	—	OPINION OF CIBC WORLD MARKETS INC.
SCHEDULE D	—	OPINION OF GOLDMAN, SACHS & CO.
SCHEDULE E	—	OPINION OF MORGAN STANLEY & CO. INCORPORATED
SCHEDULE F	—	ISSUANCE OF SECURITIES OF PLACER DOME
SCHEDULE G	—	SUMMARY OF SHAREHOLDER RIGHTS PLAN

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

        This Directors' Circular contains, among other things, the unanimous recommendation of the Board of Directors of Placer Dome that Shareholders reject the Barrick Offer and not tender their Common Shares to the Barrick Offer. This Directors' Circular, including the discussion of the reasons for the Board's recommendation, contains forward-looking statements that were based on expectations, estimates and projections as of the date of this Directors' Circular. Such forward looking statements can be found in, among other sections, "Unanimous Recommendation of the Board" and "Analysis and Reasons for the Board's Conclusion and Recommendation". Generally these forward-looking statements can be identified by the use of forward-looking terminology such as "believe", "potential", "expect", "forecast", "estimate", "would", "could", "if" and "may". Any forward-looking statement is subject to known and unknown risks, uncertainties and other factors which may cause actual results and developments to materially differ from those expressed by, or implied by the forward-looking statements in this Directors' Circular.

        Examples of forward-looking statements in this Directors' Circular include expectations as to: the prices of gold, copper and platinum; interest and exchange rates; whether or not a superior or alternative proposal to the Barrick Offer may emerge; the amount of consideration which Placer Dome could obtain if it sold the Goldcorp Assets; the existence of potential purchasers for the Goldcorp Assets; and Placer Dome's gold and copper production.

        These forward-looking statements are based on a number of assumptions which may prove to be incorrect including, but not limited to: the fair value of the assets of Placer Dome; the existence of third parties interested in purchasing some or all of Placer Dome's assets; the accuracy of Placer Dome's mineral reserves and mineral resource estimates; whether mineral resources can be developed; and what the prices of gold, copper and platinum and the costs of production will be in the future. In addition to being subject to a number of assumptions, forward-looking statements in this Directors' Circular are subject to the risks identified in Schedule B "Important Information Regarding Placer Dome's Mineral Reserves and Mineral Resources" to this Directors' Circular as well as the risks which are identified in the filings by Placer Dome with the U.S. Securities and Exchange Commission and Canadian provincial securities regulatory authorities including Placer Dome's Form 40-F/Annual Information Form.

        This Directors' Circular also includes forward-looking statements relating to Barrick and Goldcorp. Forward-looking statements relating to Barrick and Goldcorp include, among other things, expectations as to: Barrick's gold production; synergies available to Barrick and Goldcorp; the development of Barrick's Pascua-Lama project; and Barrick's hedging practices. These statements were derived from the Barrick Circular and other filings by Barrick with the U.S. Securities and Exchange Commission and Canadian provincial securities regulatory authorities, as well as from third party sources such as analyst reports. While Placer Dome has no reason to believe that such information is inaccurate or incomplete, Placer Dome does not assume any responsibility for the accuracy or completeness of such information. In addition, a number of factors which could cause Barrick's or Goldcorp's actual results to differ from the forward-looking statements is contained in the Barrick Circular under the heading "Statements Regarding Forward-Looking Information" and in Barrick's and Goldcorp's respective public filings with the U.S. Securities and Exchange Commission and Canadian provincial securities regulatory authorities.

        This list of factors that may affect the forward-looking statements contained in this Directors' Circular is not exhaustive and there can be no assurance that any such forward-looking statements will be accurate. These and other factors should be considered carefully and readers should not place undue reliance on such forward-looking statements. Placer Dome does not undertake to update any forward-looking statements that are contained, or incorporated by reference, in this Directors' Circular, except in accordance with applicable securities laws.

CURRENCY

        All dollar references in this Directors' Circular are in U.S. dollars unless otherwise indicated.

REJECT THE BARRICK OFFER AND DO NOT TENDER YOUR COMMON SHARES

i

CURRENCY EXCHANGE RATE INFORMATION

        The following table sets out the high and low exchange rates for one U.S. dollar expressed in Canadian dollars, for the period indicated and, the average of such exchange rates, and the exchange rate at the end of such period, in each case, based upon the noon buying rates as quoted by the Bank of Canada:

		Year Ended December 31,
	Nine Months Ended September 30, 2005
		2004	2003	2002
High	1.2704	1.3968	1.5747	1.6132
Low	1.1611	1.1774	1.2924	1.5110
Rate at end of period	1.1611	1.2036	1.2924	1.5796
Average rate per period	1.2239	1.3015	1.4015	1.5704

        On November 22, 2005, the exchange rate for one U.S. dollar expressed in Canadian dollars based upon the noon buying rate of the Bank of Canada was Cdn. $1.1771.

REJECT THE BARRICK OFFER AND DO NOT TENDER YOUR COMMON SHARES

SUMMARY

        The information set out below is intended to be a summary only and is qualified in its entirety by the more detailed information appearing elsewhere in this Directors' Circular. All capitalized terms in the summary have the meanings ascribed to such terms elsewhere in this Directors' Circular.

The Barrick Offer:
Barrick has offered to purchase all of the outstanding Common Shares of Placer Dome for a consideration of, at the election of the holder of Common Shares (the "Shareholder"): (i) $20.50 in cash, or (ii) 0.7518 of a Barrick Share plus $0.05 in cash, for each Common Share, or (iii) a combination thereof, subject to a maximum cash and a maximum share consideration. Barrick has indicated that, given the limit imposed on the amount of cash available in the Barrick Offer relative to the size of the offer, it is unlikely that Shareholders who elect to receive cash for their Common Shares will receive only cash consideration for their Common Shares and that, assuming full pro ration of the maximum amounts, Shareholders would receive $2.65 in cash and 0.6562 of a Barrick Share for each Common Share held.

Based on the closing price for Barrick Shares on November 22, 2005, the last trading day before the date of this Directors' Circular, the Implied Offer Price of the Barrick Offer, which we calculate using the consideration that would be received by Placer Dome Shareholders assuming full pro ration, was $20.90 per Common Share.
Unanimous Recommendation of the Board of Directors:	The Board unanimously recommends that Shareholders REJECT the Barrick Offer and NOT TENDER their Common Shares to the Barrick Offer.
Reasons for Rejection:
The Board believes that the Barrick Offer fails to provide full value for the Placer Dome assets and Common Shares and is an attempt by Barrick to acquire Placer Dome without offering adequate consideration to Placer Dome Shareholders.

The Board has carefully reviewed and considered the Barrick Offer, with the benefit of advice from its Financial Advisors and its legal advisors. The following is a summary of the principal reasons for the unanimous recommendation of the Board to Shareholders that they REJECT the Barrick Offer and NOT TENDER their Common Shares to the Barrick Offer. The Board believes that:
• The Barrick Offer does not adequately compensate Placer Dome Shareholders for the strategic value of Placer Dome's assets;
• Placer Dome's gold production is expected to increase while Barrick's is expected to decrease by 2010;
• The timing of the Barrick Offer is opportunistic and disadvantageous to Placer Dome Shareholders;
• The Barrick Offer does not reflect an adequate premium for control of Placer Dome;
• The consideration offered under the Barrick Offer represents a discount to the current trading price of the Common Shares;

REJECT THE BARRICK OFFER AND DO NOT TENDER YOUR COMMON SHARES

• The value of the consideration being offered under the Barrick Offer is uncertain and highly dependent on the value of Barrick Shares;
• Barrick Shares are subject to risk and uncertainty due to Barrick's hedging practices and strategy;
• There is a risk that Pascua-Lama, Barrick's largest development project, may not be developed or may not be developed on an economically viable basis;
• The sale by Barrick to Goldcorp of Placer Dome's Canadian assets fails to maximize the value of the assets being sold;
• Superior proposals or other alternatives may emerge;

• Placer Dome's Financial Advisors have each provided a written opinion that, as of the date of such opinions, the consideration offered under the Barrick Offer was inadequate, from a financial point of view, to Shareholders;
• The Barrick Offer is highly conditional; and
• The Barrick Offer is not a Permitted Bid under Placer Dome's Rights Plan.
Alternatives to the Barrick Offer:
The Board and the Special Committee, together with Placer Dome's management and financial and legal advisors, are working to evaluate a range of strategic alternatives that may enhance shareholder value. Placer Dome has been solicited by and has initiated contact with a number of third parties who have expressed an interest in considering alternative transactions. Placer Dome has established an electronic data room for the purpose of providing confidential information to third parties. Prior to gaining access to the data room, third parties have been required to enter into confidentiality and standstill agreements with Placer Dome.

Discussions are being pursued with various of these third parties in order to generate value enhancing alternatives. Certain of these parties have begun to examine confidential information, and while it is impossible to predict whether any transactions will emerge from these efforts and discussions, due to the strategic value of quality gold and copper assets, the Board believes that Placer Dome and its assets are potentially very attractive to other parties in addition to Barrick.
Rejection of the Barrick Offer by Directors and Senior Officers:
The directors and senior officers of Placer Dome, together with their respective associates, have indicated their intention to reject the Barrick Offer and not tender their respective Common Shares to the Barrick Offer.

REJECT THE BARRICK OFFER AND DO NOT TENDER YOUR COMMON SHARES

DIRECTORS' CIRCULAR

        This Directors' Circular is issued by the board of directors (the "Board") of Placer Dome Inc. ("Placer Dome" or the "Corporation") in connection with the offer (the "Barrick Offer") dated November 10, 2005, by Barrick Gold Corporation ("Barrick") to purchase all of the outstanding common shares (the "Common Shares") of the Corporation for consideration of, at the election of the holder of Common Shares (the "Shareholder"): (i) $20.50 in cash, or (ii) 0.7518 of a Barrick common share (a "Barrick Share") plus $0.05 in cash, for each Common Share, or (iii) a combination thereof, subject to a maximum cash and a maximum share consideration, upon the terms and conditions set forth in the Barrick Offer and the accompanying take-over bid circular (the "Barrick Circular"). Barrick has indicated that, given the limit imposed on the amount of cash available in the Barrick Offer relative to the size of the offer, it is unlikely that Shareholders who elect to receive cash for their Common Shares will receive only cash consideration and that, assuming full pro ration of the maximum amounts, Shareholders would receive $2.65 in cash and 0.6562 of a Barrick Share for each Common Share held. Based on the closing price for Barrick Shares on November 22, 2005, the last trading day before the date of this Directors' Circular, the Implied Offer Price of the Barrick Offer, which we calculate using the consideration that would be received by Shareholders assuming full pro ration, was $20.90 per Common Share. The Barrick Offer is currently scheduled to expire on December 20, 2005, unless extended or withdrawn.

        Information herein relating to Barrick and the Barrick Offer has been derived from the Barrick Circular. While the Board has no reason to believe that such information is inaccurate or incomplete, the Board does not assume any responsibility for the accuracy or completeness of such information.

UNANIMOUS RECOMMENDATION OF THE BOARD

The Board believes that the Barrick Offer fails to provide full value for the Placer Dome assets and Common Shares and is an attempt by Barrick to acquire Placer Dome without offering adequate consideration to Placer Dome Shareholders. The Board unanimously recommends that Shareholders REJECT the Barrick Offer and NOT TENDER their Common Shares to the Barrick Offer.

ANALYSIS AND REASONS FOR THE BOARD'S
CONCLUSION AND RECOMMENDATION

        The Board has carefully reviewed and considered the Barrick Offer, with the benefit of advice from its Financial Advisors and its legal advisors. The following is a summary of the principal reasons for the unanimous recommendation of the Board to Shareholders that they REJECT the Barrick Offer and NOT TENDER their Common Shares to the Barrick Offer.

1.     The Board believes that the Barrick Offer fails to adequately compensate Shareholders for the strategic value of Placer Dome's assets.

  •
  Placer Dome's gold and base metal assets are highly strategic and marketable as such assets are difficult to discover or acquire, and the lack of precious metal and base metal discoveries to sustain current production levels is currently driving industry consolidation. The Board believes that the Barrick Offer fails to adequately compensate Shareholders for the significant strategic and scarcity value of these assets.

  •
  Placer Dome's gold mineral reserves of 71 million ounces and gold mineral resources of 41 million ounces(1) are among the largest of the world's gold mining companies.

  •
  Placer Dome has extensive land positions in some of the world's most prolific gold producing areas in the United States (including Nevada and Alaska), Australia, Canada, Tanzania, South Africa, Papua New Guinea, the Dominican Republic and Chile. A long history of exploration success exists on those land positions as evidenced by Placer Dome's mineral reserve replacement and mineral reserve growth record and Placer Dome's recent Cortez Hills discovery.

(1)
See Schedule B "Important Information Regarding Placer Dome's Mineral Reserves and Mineral Resources."

REJECT THE BARRICK OFFER AND DO NOT TENDER YOUR COMMON SHARES

Global Map

  •
  Placer Dome is uniquely positioned in the senior gold industry, as it possesses significant internal growth projects, including Cortez Hills, Pueblo Viejo and Donlin Creek among others, that Placer Dome believes give it the potential to increase annual production by up to 25% by 2010.(2)(3) Placer Dome's projects represent one of the largest portfolios of developed and undeveloped gold mineral reserves and mineral resources among the North American senior gold producers.

  •
  Placer Dome's gold mineral reserves have increased by 60% over the past five years, principally as a result of its internal growth projects. Barrick's gold mineral reserves have increased by only 8% over that same period.

(2)
Expected increases in production are based on various management assumptions and are subject to various risks. The 2010 production management estimates incorporate the current and/or expected mine plans and cost levels at each Placer Dome property and, except for Pueblo Viejo, assumes (a) an average long-term gold price of $375 per ounce, (b) Canadian and Australian dollar, Papua New Guinea kina, Chilean peso, and South African rand average long-term exchange rates to the U.S. dollar of 1.30, 1.43, 3.33, 600, and 8 to 1, respectively, and (c) average long-term fuel costs of $35 per barrel for oil and $0.85 per gallon for diesel. For details regarding Pueblo Viejo assumptions, see Placer Dome's September 27, 2005 Material Change Report. See also Schedule B "Important Information Regarding Placer Dome's Mineral Reserves and Mineral Resources".
(3)
Placer Dome has not yet made a decision whether to develop Donlin Creek, where the deposit is currently classified as a mineral resource. See Placer Dome's 2004 Form 40-F/Annual Information Form at page 72 and the mineral resource tables located therein, as well as Placer Dome's 2004 Annual Report at pages 19 and 35. These documents may be found at www.sedar.com. Based on pre-feasibility work to date and assuming a 70% interest, Placer Dome estimates that its share of 2010 gold production from Donlin Creek would be 530,000 ounces. Completion of the pre-feasibility study is scheduled for 2006.

REJECT THE BARRICK OFFER AND DO NOT TENDER YOUR COMMON SHARES

Placer Dome Gold Mineral Reserve Growth(a)	Barrick Gold Mineral Reserve Growth(b)

  (a)
  For gold mineral reserve estimates as at December 31, 2001, 2002, 2003 and 2004 see Placer Dome's Form 40-F/Annual Information Form for each such year. For information regarding September 2005 compilation of gold mineral reserve estimates, see Schedule B "Important Information Regarding Placer Dome's Mineral Reserves and Mineral Resources."
  (b)
  For gold mineral reserve estimates as at December 31, 2001, 2002, 2003 and 2004 see Barrick's Form 40-F / Annual Information Form for each such year. Information regarding Barrick's gold mineral reserve estimates as at September 30, 2005 assumes no change in the gold mineral reserve estimates which Barrick reported in its 2004 Form 40-F / Annual Information Form as at December 31, 2004.

  •
  Placer Dome also owns a world-class copper mine in Chile, at a time when copper prices are reaching historical highs which has generated, and will likely continue to generate, strong free cash flows to help fund Placer Dome's gold development projects.

  •
  Placer Dome's extensive portfolio of mines, growth projects and exploration land positions has taken decades to assemble and cannot be replicated.

2.     Placer Dome's gold production is expected to increase while Barrick's gold production is expected to decrease by 2010.

  •
  Placer Dome expects its annual gold production to increase by 10% by 2010.(4) If Placer Dome's Donlin Creek project is developed within that time frame, Placer Dome expects its annual gold production to increase by up to 25% in the same period.(5)

  •
  Based on published analyst reports, Barrick's annual gold production, even assuming the successful development of Barrick's Pascua-Lama project, is forecast to have declined by approximately 9%(6) by 2010. In the event that Pascua-Lama is not developed within this timeframe, Barrick's annual gold production is expected to decline by approximately 21%(7) (see also Reason 8 below).

(4)
See footnote 2.
(5)
See footnotes 2 and 3.
(6)
2006 Barrick gold production estimates based on an average of gold production estimates published in analyst research reports (BMO Nesbitt Burns Inc. on October 13, 2005, Canaccord Capital on October 28, 2005, Citigroup Global Markets Inc. on November 1, 2005, GMP Securities Ltd. on November 1, 2005, Haywood Securities Inc. on November 1, 2005, Merrill Lynch, Pierce, Fenner & Smith Incorporated on February 21, 2005, National Bank Financial on October 31, 2005, Orion Securities Inc. on November 1, 2005, RBC Capital Markets on October 28, 2005, Research Capital Corporation on November 1, 2005 and Scotia Capital Inc. on October 28, 2005). 2010 gold production estimate for Barrick, excluding Pascua-Lama, based on National Bank Financial October 31, 2005 report and Pascua-Lama gold production estimate for 2010 based on National Bank Financial October 30, 2005 report.
(7)
See footnote 6.

REJECT THE BARRICK OFFER AND DO NOT TENDER YOUR COMMON SHARES

Placer Dome Production Profile(a)	Barrick Production Profile(b)

(a) See footnotes 2 and 3.	(b) See footnote 6.
  •
  If Barrick does not construct its Pascua-Lama project and Placer Dome's Donlin Creek project proceeds, Placer Dome estimates that its annual production on a combined gold and gold equivalent basis (accounting for Placer Dome's significant annual copper production) could exceed Barrick's gold production by 2010.

Estimated 2010 Annual Gold and Gold Equivalent Production Profiles(a)(b)
Assuming Pascua-Lama is not Developed by Barrick

  (a)
  See footnotes 2 and 3. In addition, Placer Dome's gold equivalent copper production is based on analyst consensus estimates of $415 per ounce gold price assumption and a $1.00 per pound copper price assumption. Placer Dome's copper production for 2010 is estimated to be approximately 315 million pounds.
  (b)
  See footnote 6.

  •
  As Placer Dome Shareholders would only own approximately 35% of the new Barrick if the Barrick Offer is completed, Shareholders would not fully benefit from Placer Dome's expected production growth and related value enhancement and would therefore be diluted to the benefit of Barrick shareholders.

REJECT THE BARRICK OFFER AND DO NOT TENDER YOUR COMMON SHARES

3.     The Board believes that the timing of the Barrick Offer is opportunistic and disadvantageous to Shareholders.

  •
  The timing of the Barrick Offer takes advantage of a recent period when the spread between the relative trading prices of Placer Dome's Common Shares and the Barrick Shares increased, which the Board believes inflates the premium described in the Barrick Offer. The Board believes that the Barrick Offer represents a particularly inadequate premium when measured against the average price of the Common Shares over a two-year period prior to the announcement of Barrick's intention to make the Barrick Offer. Please see the chart below:

Implied Offer Price of the Barrick Offer(a)

  (a)
  Based on closing prices on the NYSE through October 28, 2005. Source: Bloomberg Financial Markets.

  •
  The timing of the Barrick Offer deprives Shareholders of important information relating to Placer Dome's exploration results for 2005 and the updated mineral reserve and mineral resource estimates that are typically completed for year-end reporting.

REJECT THE BARRICK OFFER AND DO NOT TENDER YOUR COMMON SHARES

4.     The Board believes that the Barrick Offer does not reflect an adequate premium for control of Placer Dome.

  •
  In the Board's view, a comparison of the Barrick Offer to premiums paid in recent global and Canadian mining transactions illustrates that the Barrick Offer does not reflect an adequate premium for control of Placer Dome. Please see the chart below.

Precedent Take-over Premiums(a)

  (a)
  Precedent take-over premiums based on target's unaffected stock price, generally 20 trading days prior to announcement date. Source: Thomson Financial and other publicly available information.
  (b)
  Source: Thomson Financial and other publicly available information for transactions greater than $1.0 billion from January 1, 2000 to November 18, 2005.
  (c)
  Source: Thomson Financial and other publicly available information for transactions greater than $500 million from January 1, 2000 to November 18, 2005.
  (d)
  Premium represented by the Implied Offer Price of the Barrick Offer as at October 28, 2005 relative to the closing price of Placer Dome Common Shares as at September 30, 2005, the date that is 20 trading days prior to the announcement of the Barrick Offer.

  •
  The Implied Offer Price of the Barrick Offer as at October 28, 2005, the last trading day prior to the announcement of the Barrick Offer represented only a 20% premium to the unaffected price for the Common Shares on the NYSE on the date that is 20 trading days prior to the announcement of the Barrick Offer, significantly below the average premiums paid in comparable transactions.

  •
  Since October 28, 2005, a rising gold price environment has resulted in an increase in the S&P/TSX gold index of North American gold company stocks of approximately 12.5% as at November 22, 2005. Adjusting the pre-announcement price per Common Share of $16.51 (i.e. the closing price of the Common Shares on the NYSE on October 28, 2005, the last trading day prior to the announcement of the Barrick Offer) for this general increase in the S&P/TSX gold index, the Implied Offer Price of the Barrick Offer as at November 22, 2005 of $20.90 represented a premium of only 13%.

  •
  Moreover, the Board believes that the premium included in the Barrick Offer does not adequately compensate Shareholders for Barrick's stated estimate of approximately $200 million of annual pre-tax operating and corporate synergies (representing approximately $1.5 billion in present value terms based on analyst consensus estimates).(8)

(8)
Estimates based on the following reports: Canaccord Capital Corporation dated November 1, 2005, Credit Suisse First Boston dated October 31, 2005 and Barnard Jacobs Mellet (USA) LLC dated October 31, 2005.

REJECT THE BARRICK OFFER AND DO NOT TENDER YOUR COMMON SHARES

5.     The consideration offered under the Barrick Offer represents a discount to the current trading price of the Common Shares.

  •
  Since the announcement of Barrick's intention to make the Barrick Offer on October 31, 2005, the Common Shares have consistently traded above the Implied Offer Price of the Barrick Offer. Between the date of such announcement and November 22, 2005, over 112.7 million Common Shares have traded on the NYSE in a range from $19.20 to $22.22 and at an average volume weighted trading price of $20.13 per Common Share and over 83.3 million Common Shares have traded on the TSX, supporting the Board's conclusion that the consideration offered under the Barrick Offer is inadequate.

  •
  The Board believes that the performance of the Common Shares during this period is a strong indicator that the market believes that the Barrick Offer undervalues the Common Shares.

  •
  The closing price of the Common Shares on the NYSE on November 22, 2005 was $21.90. The Implied Offer Price of the Barrick Offer as of that date of $20.90 represented a 4.6% discount to that price. See the following chart:

Implied Offer Price of the Barrick Offer Relative to Placer Dome Share Price(a)

  (a)
  Based on closing prices on the NYSE. Source: Bloomberg Financial Markets.

6.     The value of the consideration being offered under the Barrick Offer is uncertain and highly dependent on the value of Barrick Shares.

  •
  The value of the consideration to be received by Shareholders under the Barrick Offer is uncertain and will depend on the value of the Barrick Shares at the time the Common Shares are taken up under the Barrick Offer. Under the terms of the Barrick Offer the exchange ratio will not be adjusted to reflect any change, including a decline, in the market value of Barrick Shares. If the market price of Barrick Shares declines, the value of the consideration received by Shareholders will decline as well. For example, on November 4, 2005, the closing price for the Barrick Shares on the NYSE was $24.92, representing an Implied Offer Price of the Barrick Offer as at that date of only $19.00.

  •
  As of the date of the announcement of the Barrick Offer, the cash component of the Barrick Offer represented only 12.9% of the total consideration available to Shareholders. The Barrick Offer acknowledges that it is highly unlikely that Shareholders who elect to receive the Cash Alternative will receive only cash consideration for their Common Shares. Barrick has stated that if all Shareholders elect the Cash Alternative for all of their Common Shares, each Shareholder will only receive $2.65 of the per share consideration in cash.

REJECT THE BARRICK OFFER AND DO NOT TENDER YOUR COMMON SHARES

7.     The Board believes that the Barrick Shares are subject to risk and uncertainty due to Barrick's hedging practices and strategy.

  Barrick may incur substantial reductions in revenue upon settlement of its gold sales contracts

  •
  Barrick's interim financial statements as at and for the nine month period ended September 30, 2005 disclosed that Barrick had pre-sold 13.6 million ounces of gold at prices well below the current price of gold.(9)

  •
  As at September 30, 2005, Barrick's gold sales contracts constitute an off-balance sheet obligation with a negative mark-to-market value of approximately $2.4 billion at a gold spot price of $473 per ounce.(10)

Barrick Gold Hedge and Sales Contracts
Mark-to-Market(a)

  (a)
  Barrick's Annual Reports for 2001, 2002, 2003 and 2004 and the 2005 Third Quarter Report state the gold hedge and gold sales contract positions, the calculated mark-to-market values as well as the period end spot gold prices.

  •
  Barrick's gold sales contracts are at a current average price of approximately $300(11) per ounce and most have settlement dates within the next twelve years.(12)

  •
  The negative mark-to-market value of Barrick's gold sales contracts has worsened due to rising gold prices. In the event that gold prices continue to rise, the negative mark-to-market value of Barrick's gold sales contracts would likely increase further.

  •
  Barrick's gold sales contracts must ultimately be settled and, if settled at today's prevailing gold prices, would likely have a significant adverse impact on Barrick's financial results.

  Despite expressing a positive view on the future price of gold, Barrick has chosen to defer the settlement of gold sales contracts, thereby potentially burdening future years' financial results

  •
  Deferring the settlement of gold sales contracts has enabled Barrick to sell an increased percentage of its gold production at spot gold prices and, therefore, report higher earnings and cash flows than Barrick would otherwise have been able to report.

(9)
Barrick's 2005 Third Quarter Report, page 29.
(10)
Barrick's 2005 Third Quarter Report, pages 17 and 18. As at September 30, 2005, the spot price of gold was $473 per ounce as compared to the spot price as at November 22, 2005 of $494.
(11)
On pages 17 and 18 of Barrick's 2005 Third Quarter Report, Barrick reports $2,350 million of unrealized mark-to-market loss on its gold sales contracts (corporate, Pascua-Lama and floating spot-price gold sales contracts) totalling 13.6 million ounces. This equates to a loss of $173 per ounce which, when deducted from the September 30, 2005 spot gold price of $473 per ounce, gives rise to the average current per ounce value of $300.
(12)
Barrick's 2005 Third Quarter Report, pages 17 and 18.

REJECT THE BARRICK OFFER AND DO NOT TENDER YOUR COMMON SHARES

Barrick Gold Sales and Hedge Contracts(a)

  (a)
  On page 35 of Barrick's 2004 Annual Report, Barrick reports fixed price gold sales contracts of 13.5 million ounces in 2004, 15.5 million ounces in 2003 and 18.1 million ounces in 2002. In addition, in 2004 Barrick had floating spot-price gold sales contracts of 500,000 ounces for a total of 14 million ounces as at December 31, 2004. See footnote 9 for the 13.6 million ounce position as at September 30, 2005. The reductions are the differences between the years.

  •
  Deferring settlement of gold sales contracts into a gold price environment that is rising has increased the mark-to-market liability of Barrick's gold sales contracts.

  •
  Had Barrick settled the gold sales contracts and other gold hedge commitments as disclosed in Barrick's 2001 Annual Report, the reported pre-tax earnings and cash flow for the period between January 2002 and September 2005 would have been reduced by approximately $250 million.(13)

  The gold sales contracts that Barrick settled in 2004 and through September 2005 exceed the average price of its gold sales contracts, thereby worsening the negative mark-to-market value of Barrick's overall gold sales contracts in future years

  •
  In 2004 Barrick delivered gold sales contracts at an average price of approximately $365 per ounce(14) when the current average price of its gold sales contracts was approximately $300 per ounce.(15)

  •
  Through the first nine months of 2005, Barrick delivered gold sales contracts at an average price of approximately $375 per ounce(16) when the average price of their gold sales contracts was approximately $300 per ounce.(17)

(13)
Barrick's 2001 Annual Report included schedules (located at pages 82 and 83, the "2001 Schedules") detailing by year: (i) scheduled gold delivery amounts and average prices to be realized pertaining to its outstanding gold sales commitments; (ii) the maturity, ounces and average strike price of its written gold call options; and (iii) the maturity, ounces, average floor price and average cap price of its min-max gold call options, outstanding as at December 31, 2001. The amount of $250 million was calculated by: (x) identifying variations in quantities of gold actually delivered compared with the quantities of gold forecast to be delivered by the 2001 Schedules multiplied by (y) the difference between (A) the average gold spot price in each applicable year and (B) the indicated contract prices by year in the 2001 Schedules.
(14)
On page 35 of Barrick's 2004 Annual Report, for the year ended December 31, 2004, Barrick reports an average realized gold price of $391 per ounce, despite an average spot gold price of $409 per ounce in the same period. Barrick also reports on page 35 of the same report that about 59% of its gold production had been sold into the spot market. Accordingly, for Barrick to achieve a $391 per ounce realized gold price, 41% of its gold production would have been delivered at an average price of approximately $365 per ounce.
(15)
On pages 54, 55 and 57 of Barrick's 2004 Annual Report, Barrick reports $1,915 million of unrealized mark-to-market loss on its gold sales contracts (corporate and Pascua-Lama and floating spot price gold sales contracts) totalling 14 million ounces. This equates to a loss of $136 per ounce which, when deducted from the December 30, 2004 spot gold price of $436 per ounce, gives rise to the average current per ounce value of $300.
(16)
On page 4 of Barrick's 2005 Third Quarter Report, for the nine months ended September 30, 2005, Barrick reports an average realized gold price of $426 per ounce, despite an average spot gold price of $432 per ounce in the same period. As noted in footnote 15, Barrick's gold sales contracts totalled 14 million ounces as at December 31, 2004. As noted in footnote 11, Barrick's gold sales contracts totalled 13.6 million ounces as at September 30, 2005, a reduction of 400,000 ounces. This reduction constitutes approximately 11% of ounces sold. Accordingly, for Barrick to achieve a $426 per ounce average realized gold price, approximately 11% of its gold production would have been delivered at an average price of approximately $375 per ounce.
(17)
See footnote 11.

REJECT THE BARRICK OFFER AND DO NOT TENDER YOUR COMMON SHARES

  Barrick's future reported cash costs may be negatively affected due to changes in the value of its currency hedging contracts

  •
  Barrick's reported cash costs of $229 per ounce(18) for the first nine months of 2005 were reduced by $23 per ounce(19) due to the positive impact of currency and commodity contracts entered into by Barrick in prior years.

  •
  The Board believes that this benefit is not sustainable as, based on Barrick's public filings, the average exchange rate of Barrick's currency contracts is less favourable in the future and, at current spot currency rates, Barrick is unlikely to be able to enter into new currency contracts at similar rates.(20)

8.     There is a risk that Pascua-Lama, Barrick's largest development project, may not be developed or may not be developed on an economically viable basis.

  •
  Pascua-Lama is Barrick's single largest development project, representing approximately 20% of its reserve base.(21)

  •
  Pascua-Lama's remote location, positioned on the border between Chile and Argentina, elevation (approximately 5,000 meters), low ore grades and complex metallurgy make its development on an economically viable basis challenging.

  •
  In 1999, Barrick announced that Pascua-Lama would be in production in 2002.(22) Since that date there have been repeated delays in developing this project. Several environmental groups have opposed the development of Pascua-Lama as the project contemplates the movement of parts of a glacier. Recent public opposition, environmental concerns and continued permitting issues continue to delay the Pascua-Lama project. A permitting decision is now not expected by Barrick until the first quarter of 2006.(23)

  •
  In its related technical report dated March 30, 2005, Barrick indicated that the capital costs relating to Pascua-Lama were estimated to be approximately $1.75 billion, inclusive of expansion capital in the first three years, compared to original estimates in 1999(24) of $950 million. Barrick's most recent estimates are based on 2004 first quarter data.(25) However, capital and operating costs for the mining industry have significantly increased since the first quarter of 2004.

  •
  Barrick has also burdened the potential economics of Pascua-Lama by allocating 6.5 million ounces of existing fixed-price gold sales contracts specifically to this project.(26) These gold sales contracts are at prices well below the current price of gold. In its most recent quarterly report, Barrick disclosed that the Pascua-Lama gold sales contracts had an unrealized mark-to-market loss of approximately $1.2 billion,(27) which implies an average price on the gold sales contracts of approximately $290 per ounce, based on a spot gold price of $473 per ounce as at the close of business September 30, 2005.

  •
  If Pascua-Lama is not successfully developed, or if it is not developed on an economically viable basis, there could be a significant adverse impact on Barrick.

(18)
Barrick's 2005 Third Quarter Report, page 9.
(19)
Barrick's 2005 Third Quarter Report, page 9, notes a reconciliation amount of $23 per ounce for currency and commodity hedge gains.
(20)
Barrick's 2005 Third Quarter Report, page 7. See also Barrick's 2003 Annual Report at page 81 and its 2004 Annual Report at page 32.
(21)
Barrick's 2004 Annual Information Form, page 17.
(22)
Barrick press release dated February 9, 1999.
(23)
Barrick's 2005 Third Quarter Report, page 11.
(24)
Barrick's 1999 Annual Report, page 14.
(25)
Barrick's 2005 Third Quarter Report, page 11.
(26)
Barrick's 2004 Annual Report, page 53.
(27)
Barrick's 2005 Third Quarter Report, page 18.

REJECT THE BARRICK OFFER AND DO NOT TENDER YOUR COMMON SHARES

9.     The Board believes that the sale by Barrick to Goldcorp of Placer Dome's Canadian assets fails to maximize the value of the assets being sold.

  •
  Barrick is proposing to sell to Goldcorp all of Placer Dome's interest in all of its Canadian exploration, development and mining properties (including Mount Milligan, Campbell, Porcupine and Musselwhite), Placer Dome's interest in the La Coipa mine in Chile and 40% of Placer Dome's interest in the Pueblo Viejo project in the Dominican Republic (the "Goldcorp Assets"). The Goldcorp Assets are an important part of Placer Dome's operations and future growth plans, representing approximately 18% of 2004 gold production and, more importantly, approximately 25% of estimated gold production by 2010 when Pueblo Viejo is expected to reach production.(28)

  •
  The sale of the assets to Goldcorp would deprive Shareholders of the potential upside associated with these properties which include properties located in two of the world's premier historical gold districts, Red Lake and Timmins.

  •
  If Placer Dome decided to sell the Goldcorp Assets, management believes that it could realize greater value for its Shareholders than that implied by the current bid, due both to the tensions created through a competitive process and potential synergies available to other buyers. Placer Dome believes that there are potential purchasers of the Musselwhite, Porcupine and La Coipa properties who could realize greater synergies than Goldcorp and who would pay a significant premium for these properties.

  •
  Placer Dome believes that there is the potential for significant synergies between Goldcorp's Red Lake mine and Placer Dome's Campbell mine that are not being recognized in the consideration under the Barrick Offer. Goldcorp estimates these synergies to be $40 million per year, representing approximately $275 million on a present value basis.(29) In the event of the sale of the Campbell Mine to Goldcorp, these synergies will only accrue to Goldcorp shareholders.

  •
  By divesting Placer Dome's Canadian assets, the Board believes that Barrick would increase the relative political risk profile of the combined assets.

  •
  Barrick has commented that the combination of Barrick and Placer Dome would create a "tremendous Canadian Company", and yet Barrick is choosing to divest itself of Placer Dome's Canadian assets.

10.   Superior proposals or other alternatives may emerge.

  •
  Since October 31, 2005, the date that Barrick announced its intention to make the Barrick Offer, the Board and the Special Committee, together with Placer Dome's management and financial and legal advisors, have been working to evaluate a range of strategic alternatives that may enhance Shareholder value. Placer Dome has been solicited by, and has initiated contact with, a number of third parties who have expressed an interest in considering alternative transactions. Placer Dome has established an electronic data room for the purpose of providing confidential information to third parties. Prior to gaining access to the data room, third parties have been required to enter into confidentiality and standstill agreements with Placer Dome.

  •
  Discussions are being pursued with various of these third parties in order to generate value enhancing alternatives. Certain of these parties have begun to examine confidential information and, while it is impossible to predict whether any transactions will emerge from these efforts and discussions, due to the strategic value of quality gold and copper assets, the Board believes that Placer Dome and its assets are potentially very attractive to other parties in addition to Barrick.

  •
  Depending on the objectives of third parties with whom Placer Dome may consider alternative transactions, the Canadian tax cost "bump" that Barrick contemplates utilizing may not provide a material advantage to Barrick relative to such other parties.

(28)
See Placer Dome's 2004 Form 40-F/Annual Information Form at page 61 and page 76. Also see footnote 2.
(29)
This number has been derived by assuming $40 million in pre-tax annual synergies for a 15 year period, applying: (i) a 5% discount rate; and (ii) a 35% tax rate.

REJECT THE BARRICK OFFER AND DO NOT TENDER YOUR COMMON SHARES

  •
  Tendering Common Shares into the Barrick Offer before the Board and its advisors have had an opportunity to fully explore all available alternatives to the Barrick Offer may preclude the possibility of a financially superior alternative transaction emerging.

11.   Placer Dome's Financial Advisors have each provided a written opinion that, as of the date of such opinions, the consideration offered under the Barrick Offer was inadequate, from a financial point of view, to Shareholders.

  •
  The Board and the Special Committee have received written opinions, dated November 22, 2005, from each of the Financial Advisors, CIBC World Markets, Goldman Sachs and Morgan Stanley, to the effect that, as of such date and based upon and subject to the assumptions, limitations and qualifications stated in their respective opinions, the consideration offered by Barrick under the Barrick Offer was inadequate, from a financial point of view, to Shareholders. Copies of the opinions of CIBC World Markets, Goldman Sachs and Morgan Stanley are attached to this Directors' Circular as Schedules C, D and E, respectively.

  •
  The Board recommends that you read each of the opinions carefully and in its entirety for a description of the procedures followed, matters considered and limitations on the review undertaken. The descriptions do not constitute a recommendation to Shareholders as to whether they should tender their Common Shares to receive Barrick Shares or cash or a combination thereof.

12.   The Barrick Offer is highly conditional.

  •
  The Board has reviewed, with the assistance of its financial and legal advisors, the conditions that Barrick has placed in the Barrick Offer. The Board is concerned about the fact that the Barrick Offer is highly conditional for the benefit of Barrick.

  •
  There are several conditions which are not subject to materiality thresholds or other objective criteria but rather provide Barrick with a broad range of grounds upon which it may decline to proceed with the Barrick Offer, with the result that the tendering of Common Shares to the Barrick Offer would, under certain circumstances, constitute little more than the grant of an option to Barrick to acquire Common Shares.

13.   The Barrick Offer is not a Permitted Bid under Placer Dome's Rights Plan.

  •
  The purpose of the Rights Plan is to provide the Board and Shareholders with sufficient time to properly consider any take-over bid made for Placer Dome and to allow enough time for competing bids and alternative proposals to emerge. The Rights Plan also seeks to ensure that all Shareholders are treated fairly in any transaction involving a change in control of Placer Dome and have an equal opportunity to participate in the benefits of a take-over bid. The Rights Plan encourages potential acquirors to make a Permitted Bid (see "Shareholder Rights Plan"), without the approval of the Board, having terms and conditions designed to meet the objectives of the Rights Plan, or to negotiate the terms of the offer with the Board. Failure to do so creates the potential for substantial dilution of the potential acquiror's position.

  •
  To be a Permitted Bid, a take-over bid must, among other things, be open for at least 60 days and be accepted by the holders of more than 50% of the Common Shares (other than those Common Shares held by any Shareholder or group of Shareholders making a take-over bid). See "Shareholder Rights Plan". A Permitted Bid would, among other things, provide additional time for the exploration, development and pursuit of alternatives that could enhance Shareholder value. A Permitted Bid would also ensure that holders of Common Shares have sufficient time to consider all appropriate alternatives and not feel compelled to accept a bid for fear that other Shareholders would tender and they would remain as minority shareholders in a corporation with a new controlling shareholder, and with significantly less liquidity and the absence of any takeover premium. The Barrick Offer is open for acceptance for only 40 days.

REJECT THE BARRICK OFFER AND DO NOT TENDER YOUR COMMON SHARES

  •
  Barrick was able to make a Permitted Bid as the Rights Plan was adopted and announced, and a copy publicly filed, prior to the Barrick Offer being mailed. Barrick chose not to make a Permitted Bid.

Conclusion and Recommendation

        For the principal reasons outlined above, the Board believes that the Barrick Offer fails to provide full value for the Placer Dome assets and Common Shares and is an attempt by Barrick to acquire Placer Dome without offering adequate consideration to Placer Dome Shareholders.

        The Board unanimously recommends that holders of Common Shares REJECT the Barrick Offer and NOT TENDER their Common Shares to the Barrick Offer.

        The foregoing summary of the information and factors considered by the Board is not intended to be exhaustive of the factors considered by the Board in reaching its conclusion and making its recommendation, but includes the material information, factors and analysis considered by the Board in reaching its conclusion and recommendation. The members of the Board evaluated the various factors summarized above in light of their own knowledge of the business, financial condition and prospects of Placer Dome, and based upon the advice of the Board's financial and legal advisors and the recommendation of the Special Committee. In view of the numerous factors considered in connection with their evaluation of the Barrick Offer, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weight to specific factors in reaching its conclusion and recommendation. In addition, individual members of the Board may have given different weight to different factors. The conclusion and unanimous recommendation of the Board was made after considering all of the information and factors involved.

REJECT THE BARRICK OFFER AND DO NOT TENDER YOUR COMMON SHARES

BACKGROUND TO THE BARRICK OFFER AND RESPONSE OF PLACER DOME

        On October 31, 2005, Mr. Peter Munk, the Chairman of Barrick, called Mr. Robert Franklin, the Chairman of Placer Dome, at approximately 7:00 a.m. (EST) and informed him that Barrick would be making an announcement, prior to that morning's opening of the North American stock markets, of its intention to make a take-over bid for the Common Shares of Placer Dome.

        Barrick disseminated a press release announcing an intention to make the Barrick Offer later that same morning on October 31, 2005. On the same date, Placer Dome issued a press release stating that until the Corporation received the offer and completed its review, it would not comment on the Barrick Offer or its content and would not speculate as to any future course of action it might take. The Board met later that same day by conference call, at which time the announced intention of Barrick to make the Barrick Offer was discussed.

        On October 31, 2005, the Board approved the engagement of each of CIBC World Markets and Morgan Stanley as financial advisors in connection with, among other things, Placer Dome's analysis and consideration of and response to the Barrick Offer, subject to the satisfactory negotiation of definitive financial and other terms. The engagements of Osler, Hoskin & Harcourt LLP as Canadian legal advisors and Simpson Thacher & Bartlett LLP as U.S. legal advisors to the Corporation were also addressed at this meeting.

        Barrick delivered a letter dated October 31, 2005 to Mr. Robert Franklin, the Chairman of the Corporation, and Mr. Peter Tomsett, the Chief Executive Officer of the Corporation, in which Barrick stated that the pricing of its intended offer was based in part on Barrick's intended use of a Canadian tax "bump" in connection with the sale of certain of Placer Dome's assets to Goldcorp, and that any attempt by Placer Dome to thwart the use of the bump "will be destructive of Placer Dome shareholder value and will accordingly be viewed very negatively".

        The Board met again on November 2, 2005, at which meeting the Board resolved to form a special committee of the Board (the "Special Committee") in order to consider, report and make recommendations to the Board respecting the Barrick Offer, and any other alternative transactions that the Corporation is presented with or may choose to pursue. The formation of the Special Committee was undertaken with the purpose of having a smaller group of directors that are independent of management and are available on short notice to respond quickly to ongoing developments that might result from the announcement of the Barrick Offer. The Special Committee is composed of Messrs. Donald J. Carty, John W. Crow, Graham Farquharson, Robert M. Franklin (chair), Vernon F. Taylor III and William G. Wilson.

        The Special Committee met on November 9, 2005 to receive a report from CIBC World Markets and Morgan Stanley and to further discuss the announced Barrick Offer. CIBC World Markets and Morgan Stanley reported on enquiries from third parties interested in exploring a potential alternative transaction and made a financial presentation based on publicly available data. As part of its consideration of potential strategic alternatives available to the Corporation, the Special Committee authorized the preparation of a data room, as well as the entering into of confidentiality and standstill agreements, and discussions with such third parties about their potential interest in exploring a strategic transaction with the Corporation. In addition, the Special Committee also approved the engagement of Goldman Sachs as a financial advisor to the Corporation. The Special Committee reviewed potential human resources and personnel matters related to any potential change of control and, in connection therewith, retained Mercer Human Resources Consulting LLC ("Mercer") as an advisor in respect of executive compensation and benefits matters.

        Later that same day, a meeting of the full Board took place, at which the Board received a report from the Special Committee regarding the activities of the Special Committee to date, including the engagement of Goldman Sachs, and resolved to defer the "Separation Time" (as defined in the Rights Plan) under the Rights Plan to a later date to be determined by the Board.

        On November 10, 2005, Barrick filed the Barrick Offer with the SEC and the Canadian provincial securities regulatory authorities. In response to such filings, Placer Dome issued a press release during the evening of

REJECT THE BARRICK OFFER AND DO NOT TENDER YOUR COMMON SHARES

November 10, 2005, advising shareholders not to take any action with respect to the Barrick Offer until the Board had evaluated the offer and communicated its views to Shareholders.

        On November 14, 2005, the Special Committee met to discuss the Barrick Offer and to receive reports from the financial and legal advisors regarding the terms of the Barrick Offer and the Barrick Circular. It met again on November 19, 2005, at which time it reviewed human resources and personnel matters related to any potential change of control and received a presentation from management and advice from Fasken Martineau DuMoulin LLP as to British Columbia employment law matters, from Mercer and from Osler, Hoskin & Harcourt LLP. The Financial Advisors reported on the status of their review of the Barrick Offer and the activities of, and the discussions with, third parties who have expressed a potential interest in exploring a strategic transaction with the Corporation.

        On November 21, 2005, the Special Committee met again, and received further reports and presentations from management, including in respect of its assessment of Barrick's hedging practices and strategy, and from the financial and legal advisors. Management and the Financial Advisors also provided updated reports on the activities of, and discussions with, third parties who have expressed a potential interest in exploring a strategic transaction with the Corporation. The Special Committee continued its review of human resources and personnel matters related to any potential change of control. The Special Committee adjourned the meeting to be reconvened during the afternoon of November 22, 2005.

        On November 21, 2005, the Board met and received a report on the activities and deliberations of the Special Committee since November 9, 2005. The Financial Advisors also provided a report to the Board on the status of their review of the Barrick Offer. The Board adjourned the meeting to be reconvened following the adjourned Special Committee meeting during the afternoon of November 22, 2005.

        On November 22, 2005, the Special Committee reconvened. The Financial Advisors each presented their respective opinions addressed to the Special Committee and to the Board that, as of the dates of such opinions and based upon and subject to the assumptions, limitations and qualifications stated therein, the consideration offered under the Barrick Offer was inadequate, from a financial point of view, to Shareholders. The Special Committee then unanimously recommended to the Board that it recommend to the Shareholders that they reject the Barrick Offer and not tender their Common Shares. The Special Committee also approved the personnel retention program described under "Arrangements Between Placer Dome and its Directors and Senior Officers".

        At a reconvened meeting of the Board on November 22, 2005, on the basis of the Financial Advisors' opinions and the factors described under "Analysis and Reasons for the Board's Conclusion and Recommendation", and on the basis of the unanimous recommendation of the Special Committee based upon the same factors, the Board unanimously resolved to recommend to Shareholders that they reject the Barrick Offer and not tender their Common Shares to the Barrick Offer. The Board also approved the Directors' Circular and its mailing to Shareholders.

        Since October 31, 2005, the date that Barrick announced its intention to make the Barrick Offer, the Board and the Special Committee, together with Placer Dome's management and financial and legal advisors, have been working to evaluate a range of strategic alternatives that may enhance shareholder value. Placer Dome has been solicited by and has initiated contact with a number of third parties who have expressed an interest in considering alternative transactions. Placer Dome has established an electronic data room for the purpose of providing confidential information to third parties. Prior to gaining access to the data room, third parties have been required to enter into confidentiality and standstill agreements with Placer Dome. Discussions are being pursued with various of these third parties in order to generate value enhancing alternatives. Certain of these parties have begun to examine confidential information, and while it is impossible to predict whether any transactions will emerge from these efforts and discussions, due to the strategic value of quality gold and copper assets, the Board believes that Placer Dome and its assets are potentially very attractive to other parties in addition to Barrick.

        The Board has determined that disclosure at this time with respect to these possible transactions or the parties thereto, and the possible terms of any other transactions or proposals, would jeopardize the continuation

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or institution of any discussions or negotiations that Placer Dome may conduct. Accordingly, the Board, on November 22, 2005, adopted a resolution instructing management of Placer Dome not to disclose the possible terms of any such transactions or proposals, or the parties thereto, until such time as counsel advises that such disclosures are required by law.

OPINIONS OF THE FINANCIAL ADVISORS

        Each of CIBC World Markets, Goldman Sachs and Morgan Stanley were retained to assess the Barrick Offer and to provide advice to the Board and the Special Committee in connection with the Barrick Offer. Each of CIBC World Markets, Goldman Sachs and Morgan Stanley has delivered a written opinion addressed to the Board and the Special Committee concluding that, on the basis of the assumptions, limitations and qualifications set forth in the opinion delivered by each of them, as of the date thereof, the consideration under the Barrick Offer was inadequate, from a financial point of view, to the Shareholders.

        The full texts of the written opinions of each of CIBC World Markets, Goldman Sachs and Morgan Stanley are attached as Schedules C, D and E, respectively, to this document. You are urged to read each of the opinions carefully and in its entirety for a description of the procedures followed, matters considered and limitations on the review undertaken. The opinions address only the adequacy of the consideration offered under the Barrick Offer from a financial point of view. The descriptions and the opinions do not constitute a recommendation to any Shareholder as to whether they should tender their Common Shares or elect to receive Barrick Shares or cash.

INTENTIONS OF DIRECTORS AND SENIOR OFFICERS

        The Board has made reasonable enquiries of each director and senior officer of Placer Dome and their respective associates. The directors and senior officers of Placer Dome, together with their respective associates, have indicated their intention to reject the Barrick Offer and not tender their respective Common Shares to the Barrick Offer.

ALTERNATIVES TO THE BARRICK OFFER

        Except as set forth under "Analysis and Reasons for the Board's Conclusion and Recommendation — Superior proposals or other alternatives may emerge" and "Background to the Barrick Offer and Response of Placer Dome", Placer Dome is not undertaking or engaged in any negotiations in response to the Barrick Offer that relate to: (a) a tender offer or other acquisition of Placer Dome's securities by Placer Dome, any of its subsidiaries, or any other person; (b) an extraordinary transaction, such as a merger, reorganization or liquidation, involving Placer Dome or any of its subsidiaries; (c) a purchase, sale or transfer of a material amount of assets of Placer Dome or any of its subsidiaries; or (d) any material change in the present dividend rate or policy, or indebtedness or capitalization of Placer Dome.

        Except as set forth under "Analysis and Reasons for the Board's Conclusion and Recommendation — Superior Proposals or other alternatives may emerge" and "Background to the Barrick Offer and Response of Placer Dome", there are no transactions, board resolutions, agreements in principle, or signed contracts in response to the Barrick Offer that relate to one or more of the matters referred to in the preceding paragraph.

OWNERSHIP OF SECURITIES OF PLACER DOME

        As at November 22, 2005, the issued and outstanding capital of the Corporation consisted of 437,349,152 Common Shares. The Corporation also had $230 million in convertible debentures outstanding, convertible into 10,991,631 Common Shares, none of which were in a position to be converted, and 12,963,090 outstanding share options convertible into 12,963,090 Common Shares, of which 8,928,698 had vested, all as of the same date.

        The names of the directors and senior officers of Placer Dome, the positions held by them with Placer Dome and the designation, percentage of class and number of outstanding securities of Placer Dome beneficially

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owned, directly or indirectly, or over which control or direction is exercised by each of them and, where known after reasonable enquiry, by their respective associates, are as follows:

		Securities of Placer Dome Beneficially Owned, Directly or Indirectly(1)
Name	Position with Placer Dome	Common Shares(2)		Options	% Options Outstanding
Donald J. Carty	Director	0		0	0%
James P. Cooney	Vice-President, International Government Affairs	2,275	(3)	57,900	0.43%
G. Bernard Coulombe	Director	7,500		40,000	0.30%
Martyn A. Creaney	Vice-President, Design and Construction	1,526		53,100	0.39%
John W. Crow	Director	5,000	(4)	35,000	0.26%
Philip A. Davis	Executive Vice-President, Organization Development	106		35,700	0.26%
Graham Farquharson	Director	6,070		30,000	0.22%
Keith D. Ferguson	Vice-President, Safety and Sustainability	5,981		78,384	0.58%
Robert M. Franklin	Director	20,000	(5)	80,000	0.59%
Tony S. Giardini	Vice-President and Treasurer	438		73,950	0.55%
Geoffrey P. Gold	Vice-President, Assistant Secretary and Associate General Counsel	1,450		74,983	0.55%
Lindsay A. Hall(6)	Executive Vice-President and Chief Financial Officer	0		50,000	0.37%
Geoffrey A. Handley	Executive Vice-President, Strategic Development	13,150		270,250	1.99%
Antony Harwood	Vice-President, Global Generative and Africa/Eurasia Exploration	5,892		93,100	0.69%
William M. Hayes	Executive Vice-President, Project Development and Corporate Relations	16,080		305,816	2.26%
Alfred L. Hills	Vice-President, Evaluations	2,833		146,400	1.08%
David S. Karpin	Director	7,500	(7)	35,000	0.26%
John E. Loney	Vice-President, Risk Management and Assurance	732		75,567	0.56%
H. Clive Mather	Director	0		0	0%
Alan R. McFarland	Director	10,194		5,000	0.04%
E.A. (Dee) Marcoux	Director	7,500		40,000	0.30%
Ronald F. McLean	Vice-President, Human Resources	3,614		118,150	0.87%
David R. Newbold	Senior Vice-President, Projects — Commercial	0		104,484	0.77%
Bruce B. Nicol	Vice-President and Controller	1,861		114,350	0.84%
George N. Paspalas	Senior Vice-President, Projects — Technical	0		122,500	0.90%
J. Donald Rose	Executive Vice-President, Secretary and General Counsel	13,343		304,700	2.25%
Mark A. Ruus	Vice-President, Taxation	3,893	(8)	73,900	0.55%
Vernon F. Taylor III	Director	19,000	(9)	10,000	0.07%
Peter W. Tomsett	Director, President and Chief Executive Officer	5,189		547,000	4.04%

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Evert van den Brand	Executive Vice-President, Operations	1,048		107,200	0.79%
William G. Wilson	Director	11,000	(10)	40,000	0.30%

(1)
The information as to securities of Placer Dome beneficially owned, directly or indirectly, or over which control or direction is exercised, not being within the knowledge of Placer Dome, has been furnished by the respective directors and senior officers.

(2)
The number of Common Shares indicated in the column represents, in each case, less than 1% of the outstanding Common Shares.

(3)
Mr. Cooney holds 1,662 of these Common Shares in his RRSP.

(4)
These Common Shares are held by J&R Crow Inc., of which Mr. Crow is the President, a director and a shareholder.

(5)
7,127 Common Shares are owned personally and 7,873 Common Shares are owned by Signalta Capital Corporation of which Mr. Franklin is the President, a director and the sole shareholder. Mr. Franklin may be deemed to exercise control or direction over the remaining 5,000 Common Shares which are held by Lesley Franklin's RRSP.

(6)
Effective November 1, 2005, Mr. Hall was appointed Executive Vice-President and Chief Financial Officer.

(7)
These Common Shares are held by Mayfield Superannuation Nominees Pty. Ltd., a company of which Mr. Karpin is a director and a shareholder.

(8)
Mr. Ruus holds 2,386 of these Common Shares in his personal RRSP or in his spousal RRSP.

(9)
2,000 of these Common Shares are held by the Naomi Wolffer Trust FBO Jake Taylor.

(10)
These Common Shares are held by Merrion Ltd., a company wholly-owned by Mr. Wilson.

        To the knowledge of the directors and senior officers of Placer Dome, after reasonable enquiry, no person owns, directly or indirectly, or exercises control or direction over, more than 10% of any class of securities of Placer Dome, and no person or company acting jointly or in concert with Placer Dome owns any securities of Placer Dome.

ARRANGEMENTS BETWEEN PLACER DOME AND ITS DIRECTORS AND SENIOR OFFICERS

        Except as described herein or under the headings "Information Regarding Directors", "Directors' and Officers' Liability Insurance", "Executive Compensation", "Report on Executive Compensation", "Equity Compensation Plan Information" and "Indebtedness of Directors, Executive Officers and Senior Officers" in Placer Dome's Management Proxy Circular and Statement, dated February 24, 2005, which was sent to Shareholders in connection with Placer Dome's 2005 Annual Meeting of Shareholders, which sections are incorporated herein by reference, there are (i) no material arrangements, agreements or understandings between Placer Dome or its affiliates and any of the directors, senior officers or affiliates of Placer Dome, nor are there any arrangements, agreements or understandings made or proposed to be made pursuant to which a payment or other benefit is to be made or given by way of compensation for loss of office or as to Placer Dome's directors or senior officers remaining in or retiring from office if the Barrick Offer is successful, and (ii) no actual or potential conflicts of interest between Placer Dome or its affiliates and the senior officers, directors or affiliates of Placer Dome.

Executive Employment Agreements

        Each of (i) Peter W. Tomsett; (ii) Philip A. Davis; (iii) Lindsay A. Hall; (iv) Geoffrey A. Handley; (v) William M. Hayes; (vi) J. Donald Rose; (vii) Evert van den Brand; (viii) Martyn A. Creaney (ix) Keith D. Ferguson; (x) Tony S. Giardini; (xi) Geoffrey P. Gold; (xii) Alfred L. Hills; (xiii) David R. Newbold; (xiv) Bruce B. Nicol; (xv) George N. Paspalas; (xvi) Mark A. Ruus; and (xvii) Antony Harwood (collectively, the "Officers") is currently employed by the Corporation and/or a subsidiary of the Corporation and has an agreement (an "Executive Employment Agreement") with the Corporation in respect of his employment.

        Ron McLean, Jim Cooney and John Loney are also "senior officers" of the Corporation pursuant to applicable Canadian securities legislation, but do not currently have an Executive Employment Agreement with the Corporation in respect of their employment.

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        Each Executive Employment Agreement provides that if an Officer's employment is terminated (including resignation in certain circumstances) within two years after a change in control of the Corporation, the Officer is entitled to a severance payment equal to 1 1/2 times the general severance amount he would otherwise be entitled to. The general severance amounts range from an amount equal to 6 months of the employee's base annual salary, for employees with less than 12 consecutive months of employment, to an amount equal to two times the employee's base annual salary plus an amount equal to the previous two years' variable compensation payments, for employees with more than 60 consecutive months of employment. In addition, each Officer's stock options all vest immediately. With the exception of Mr. Tomsett's Executive Employment Agreement, the severance payment is reduced proportionately if employment is terminated within two years of the normal retirement date (age 65). A "change in control" includes an event that results in one group owning 20% or more of the voting shares of the Corporation or an entity resulting from a merger or other transaction. Assuming the conditions in the Barrick Offer are satisfied and Barrick takes up and pays for Common Shares, the Barrick Offer would result in a "change in control". The circumstances in which a resignation would entitle an Officer to the severance payment include resignation following an adverse change in the position, compensation or responsibilities of such Officer and/or a fundamental change in the nature of the business of the Corporation.

        In addition to the provisions pertaining to severance entitlements and the vesting of stock options, each Executive Employment Agreement also contemplates that if an Officer's employment is terminated (including resignation in certain circumstances) within two years after a change in control, the Corporation will secure the then current unfunded portion of an employee's entitlement under the Placer Dome Inc. Executive Retirement Plan. Furthermore, upon such termination or resignation the Officer's obligations under the non-competition provisions of the Executive Employment Agreement become null and void and the Officer may immediately seek and obtain employment within any business or venture including those involved in gold mining, gold exploration or gold prospecting.

Unit Performance Plan

        Certain senior employees of the Corporation, including some of the Officers, are entitled to participate in the Corporation's Unit Performance Plan. The participants must agree to defer a minimum of one-third of their earned annual variable compensation, which is converted into notional units with a value based on the average closing price of Common Shares for the previous January. Each unit credited to a participant from the first one-third of their variable compensation will be matched by the Corporation with one additional unit ("Matching Units"). Voluntary deferrals above one-third of the earned annual variable compensation can be made but do not receive any Matching Units.

        In consideration of non-competition covenants, the Corporation may allocate an amount, typically equal to one year's base salary, to be credited to a participant and converted into units at the applicable value for that year ("initial grant").

        Notional dividends equivalent to the amount of actual dividends paid from time to time on Common Shares are allocated to units held by participants and are reinvested into further notional units.

        The Unit Performance Plan provides that if a participant's employment is terminated without cause within two years after a change in control of the Corporation, all of the participant's units, including Matching Units and initial grant units, become 100% vested and 100% redeemable.

Personnel Retention Program

        Following the announcement of the Barrick Offer, the Corporation evaluated various matters relevant to its personnel retention programs in the context of a change of control to ensure that its ability to achieve the best outcome for Shareholders would not be damaged by the loss of Officers during the period of extreme uncertainty caused by the Barrick Offer. The Corporation recognized the importance of retaining its current Officers without distraction to assist in the response to the Barrick Offer and in the consideration of potential alternatives. The Special Committee determined that it was in the best interests of the Corporation to put in place certain initiatives designed to ensure that the commitment and job performance of the Officers do not

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suffer as a result of the distractions created by the Barrick Offer. On November 22, 2005 the Special Committee approved the adoption of a personnel retention program which includes amendments to the current Executive Employment Agreements and certain employee benefit plans. The Corporation believes that the personnel retention program is consistent with industry practice. Furthermore, the Special Committee has determined that, in the aggregate, the incremental costs of the personnel retention program would not be a material cost to Placer Dome nor a deterrent to the Corporation being able to pursue and potentially realize upon other strategic alternatives.

Executive Employment Agreements

        All amendments to the Executive Employment Agreements are effective for a period of two years following a change of control and are only activated in the event of termination (including resignation in certain circumstances) consequent upon a change of control. The amendments to the Executive Employment Agreements include: (i) providing that the severance payment in respect of Officers be calculated on the basis of the greater of the Officer's actual variable compensation for the prior two years or two times the Officer's target Executive Variable Compensation for the year of termination; (ii) the continuation of housing allowances for the lesser of the original allowance term or the severance period, the continuation of allowances for vehicle, and the provision of financial counselling assistance, for the duration of the severance period and the provision of an amount to compensate for the loss of other benefits during the severance period; and (iii) an increase to the aggregate amount payable in respect of re-employment services in connection with the Officer's termination. In addition to the foregoing, the Executive Employment Agreements of Messrs Davis and Hall were amended such that their entitlement to severance was increased from 18 months base salary and 1 1/2 times the variable compensation earned in the year immediately preceding termination, to 30 months base salary plus a calculation of variable compensation for a 30-month period for Mr. Davis and 24 months base salary plus a calculation of variable compensation for a 24-month period for Mr. Hall. These changes were undertaken to place Messrs Davis and Hall in a comparable position with the other Officers.

        Since the appointment of Mr. Tomsett as Chief Executive Officer in September 2004, the Corporation had been discussing with him appropriate amendments to his pension arrangements with the Corporation reflecting his increased responsibility as Chief Executive Officer. In order to resolve issues surrounding the retirement arrangements of Mr. Tomsett, it has been agreed that his Executive Employment Agreement will be amended such that upon termination of employment before the age of 55, in all circumstances except when terminated for cause, the agreement will provide that, at age 55, the reduction in pension benefits will be 3% per year.

Medical Benefits

        In order to allow the Officers to make appropriate alternate arrangements, medical benefits (including the Medical Services Plan, extended health, dental and life insurance, but excluding long-term and short-term disability) will continue in effect for 30 days after the date of termination of employment.

ARRANGEMENTS BETWEEN BARRICK, PLACER DOME AND
THE DIRECTORS AND SENIOR OFFICERS OF PLACER DOME

        To the knowledge of Placer Dome, there are (i) no arrangements or agreements made or proposed to be made, nor any understandings between, Barrick and any of its directors, senior officers or affiliates, on the one hand, and Placer Dome and any of its directors, senior officers or affiliates, on the other hand, including any arrangements, agreements or understandings pursuant to which a payment or other benefit is to be made or given by way of compensation for loss of office or as to Placer Dome's directors or senior officers remaining in or retiring from office if the Barrick Offer is successful; and (ii) no actual or potential conflicts of interest between Barrick, its directors, senior officers or affiliates, on the one hand, and Placer Dome, its directors, senior officers or affiliates, on the other hand. No directors or senior officers of Placer Dome are also directors or senior officers of Barrick or any of its subsidiaries.

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TRADING IN SECURITIES OF PLACER DOME

        Neither Placer Dome nor any of the directors, senior officers, affiliates or subsidiaries of Placer Dome and, to the knowledge of the directors and senior officers, after reasonable enquiry, none of such persons' respective associates has engaged in any transaction in Common Shares during the six-month period preceding the date of this Directors' Circular except for normal course purchases under Placer Dome's Employee Stock Purchase Plan and except for the trades listed below and under the heading entitled "Issuances of Securities of Placer Dome to the Directors and Senior Officers of Placer Dome".

Name	Nature of Trade	Date of Trade	Designation and No. of Securities	Price per Security
James P. Cooney	Disposition in Public Market	November 1, 2005	1,650 Common Shares	$19.62
	Disposition in Public Market	November 1, 2005	3,000 Common Shares	$19.63
Martyn A. Creaney	Disposition in Public Market	June 23, 2005	8,200 Common Shares	Cdn. $19.52
	Disposition in Public Market	June 23, 2005	1,000 Common Shares	Cdn. $19.51
	Disposition in Public Market	June 23, 2005	4,950 Common Shares	Cdn. $19.50
Tony S. Giardini	Disposition in Public Market	June 23, 2005	3,000 Common Shares	Cdn. $19.37
	Disposition in Public Market	July 7, 2005	1,562 Common Shares	Cdn. $18.91
John E. Loney	Disposition in Public Market	October 31, 2005	12,667 Common Shares	$19.90

ISSUANCES OF SECURITIES OF PLACER DOME TO
THE DIRECTORS AND SENIOR OFFICERS OF PLACER DOME

        No Common Shares or securities convertible into Common Shares have been issued to the directors and senior officers of Placer Dome during the two-year period preceding the date of this Directors' Circular except as set out in Schedule F.

SHAREHOLDER RIGHTS PLAN

        On February 26, 2004, the Board adopted the Rights Plan to replace Placer Dome's then existing shareholders' rights plan which expired at the termination of the Corporation's 2004 Annual and Special Meeting of the Shareholders held on May 5, 2004. A motion to confirm the adoption by the Board of the Rights Plan was carried at that meeting by a vote of 159,969,233 Common Shares (79.29%) for and 41,783,797 Common Shares (20.71%) against.

        The Rights Plan was not proposed or implemented in response to, or in anticipation of, any pending, threatened or proposed acquisition or take-over. The Barrick Offer does not constitute a Permitted Bid under the Rights Plan. A summary of the Rights Plan is set out in the attached Schedule G. That summary only includes the material terms and conditions of the Rights Plan, the full text of which is contained in an agreement, dated as of February 26, 2004, entered into between Placer Dome and CIBC Mellon Trust Company, as rights agent. The summary is qualified by and is subject to the full terms and conditions of such agreement, a copy of which is publicly available on www.sedar.com.

        Barrick has made the Barrick Offer conditional on the Rights Plan or its effects being terminated through, for example, a waiver by the Board of the application of the Rights Plan to the purchase of the Common Shares by Barrick.

REJECT THE BARRICK OFFER AND DO NOT TENDER YOUR COMMON SHARES

        The Board believes that the Rights Plan is an important instrument to allow it sufficient time to pursue value enhancing alternatives for Shareholders. The Board intends to use the Rights Plan only to advance Shareholder interests and is working to evaluate a range of strategic alternatives that may enhance shareholder value (see "Analysis and Reasons for Board's Conclusion and Recommendation — Superior proposals or other alternatives may emerge" and "Background to the Barrick Offer and Response of Placer Dome").

        Barrick has chosen to leave the Barrick Offer open for acceptance until 8 p.m., Toronto time, on December 20, 2005 and has chosen not to make a "Permitted Bid" (as defined in the Rights Plan). In the Board's view, Barrick's choice not to make a Permitted Bid has the effect of limiting the period of time during which the Board may inform additional potential buyers, investors or other interested parties of Placer Dome's prospects and create competing and potentially superior bids or other transactions for the benefit of holders of Common Shares (see "Analysis and Reasons for the Board's Conclusion and Recommendation — The Barrick Offer is not a Permitted Bid under the Rights Plan").

        On November 9, 2005, the Board resolved to defer the "Separation Time" (as defined in the Rights Plan) under the Rights Plan to a later date to be determined by the Board.

OWNERSHIP OF SECURITIES OF BARRICK

        Except for Graham Farquharson, who owns 632 Barrick Shares, none of Placer Dome or the directors or senior officers of Placer Dome or, to their knowledge after reasonable enquiry, any of their respective associates owns, directly or indirectly, or exercises control or direction over, any securities of Barrick.

INTERESTS IN MATERIAL CONTRACTS OF BARRICK

        None of Placer Dome or the directors or senior officers of Placer Dome or, to their knowledge after reasonable enquiry, any of their respective associates has an interest in any material contract of Barrick.

REGULATORY MATTERS

        U.S. Antitrust Filings.    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules that have been promulgated thereunder by the Federal Trade Commission (the "FTC"), certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the FTC and certain waiting period requirements have been satisfied. The acquisition of Common Shares pursuant to the Barrick Offer is subject to such requirements.

        Under the provisions of the HSR Act applicable to the Barrick Offer, the purchase of Common Shares under the Barrick Offer may not be consummated until the expiration of a 30 calendar day waiting period following the filing by Barrick of a Notification and Report Form with respect to the Barrick Offer, unless the Antitrust Division or the FTC grants early termination of such period. The Antitrust Division or the FTC may extend the waiting period of such filing by requesting additional information and documentary material relevant to the acquisition. If such a request is made, the waiting period will be extended until the thirtieth day after Barrick has substantially complied with such request. Thereafter, such waiting periods can be extended only by court order or consent. Barrick made its initial filings with the FTC on November 4, 2005. On November 21, 2005, Placer Dome complied with its obligations to file certain information and documentary material with the Antitrust Division and the FTC in connection with the Barrick Offer.

        The Antitrust Division and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as the acquisition of Common Shares pursuant to the Barrick Offer. At any time before or after the consummation of any such transactions, the Antitrust Division or the FTC could, notwithstanding termination of the waiting period, take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the purchase of Common Shares pursuant to the Barrick Offer or seeking divestiture of Common Shares so acquired or divestiture of substantial assets of Barrick or Placer Dome or any of their respective subsidiaries. State attorneys general may also bring legal actions under the antitrust laws, and private parties may bring such actions under certain circumstances.

REJECT THE BARRICK OFFER AND DO NOT TENDER YOUR COMMON SHARES

        Canadian Competition Filings. The Competition Act (Canada) (the "CA") requires a pre-merger notification to the Commissioner of Competition (the "Commissioner") for transactions that exceed certain financial thresholds and, in the case of share acquisitions, that exceed an additional voting interest threshold. If a transaction is subject to pre-merger notification, a pre-merger filing must be submitted to the Commissioner and a waiting period must expire or be waived by the Commissioner before the proposed transaction may be completed. An offeror proposing to acquire the shares of a company may choose to file either a short form (generally with a 14-day waiting period) or a long form (with a 42-day waiting period). However, where an offeror files a short form, the Commissioner may, within 14 days, require a long form to be filed, in which case the proposed transaction generally may not be completed until 42 days after the long form is filed by the offeror.

        Upon receipt of a pre-merger notification filing from an offeror proposing to acquire the shares of a company, the Commissioner is required immediately to notify the company the shares of which are proposed to be acquired that the Commissioner has received the prescribed short form or long form information, as the case may be. The company the shares of which are proposed to be acquired is required by the CA to supply the Commissioner with the prescribed short form information within ten days after being so notified or the prescribed long form information within 20 days after being so notified, as the case may be. Neither the failure of the company the shares of which are proposed to be acquired to submit the required information to the Commissioner, nor a request from the Commissioner for additional information or documentary material made to either party, will extend the waiting period.

        The Commissioner's review of a transaction may take less or more time than the statutory waiting period. Where the Commissioner completes her review of a notifiable transaction prior to the expiry of the applicable statutory waiting period and notifies the notifying parties that she does not, at that time, intend to make an application under the merger provisions of the CA in respect of the proposed transaction, the statutory waiting period effectively terminates.

        Whether or not a pre-merger notification is required, the Commissioner may apply to the Competition Tribunal, a specialized tribunal empowered to deal with certain matters under the CA, with respect to a "merger" (as defined in the CA) and, if the Competition Tribunal finds that the merger is likely to prevent or lessen competition substantially, it may order that the merger not proceed or, in the event that the merger has been completed, order its dissolution or the disposition of some of the assets or shares involved. The Competition Tribunal also may issue an interim order under the CA prohibiting the completion of the merger for a period of up to 30 days where (a) the Commissioner has certified that she is making an inquiry under the CA in connection with the merger and that in her opinion more time is required to complete the inquiry, and (b) the Competition Tribunal finds that, in the absence of an interim order, a party to the merger or any other person is likely to take an action that would substantially impair the ability of the Competition Tribunal to remedy the effect of the merger on competition under the merger provisions of the CA because that action would be difficult to reverse. The duration of such interim orders may be extended for an additional period of up to 30 days where the Competition Tribunal finds that the Commissioner is unable to complete her inquiry because of circumstances beyond her control.

        The Commissioner may, upon request, issue an advance ruling certificate ("ARC"), where she is satisfied that she would not have sufficient grounds on which to apply to the Competition Tribunal under the merger provisions of the CA. If the Commissioner issues an ARC in respect of a proposed transaction, the transaction is exempt from the pre-merger notification provisions. In addition, if the transaction to which the ARC relates is substantially completed within one year after the ARC is issued, the Commissioner cannot seek an order of the Competition Tribunal under the merger provisions of the CA in respect of the transaction solely on the basis of information that is the same or substantially the same as the information on the basis of which the ARC was issued. Alternatively, the Commissioner may issue a "no action" letter following a notification or an application for an ARC, indicating that she is of the view that grounds do not then exist to initiate proceedings before the Competition Tribunal under the merger provisions of the CA with respect to the proposed transaction, while preserving, during the three years following completion of the proposed transaction, her authority to so initiate proceedings should circumstances change.

REJECT THE BARRICK OFFER AND DO NOT TENDER YOUR COMMON SHARES

        The Barrick Offer requires pre-merger notification to the Commissioner under the CA and Barrick's acquisition of Placer Dome would be a "merger" for purposes of the merger provisions of the CA. Barrick has indicated that it filed a long form in respect of the Barrick Offer on November 4, 2005. Accordingly, the 42-day waiting period under the CA commenced on November 4, 2005 and expires on December 16, 2005. Barrick has also stated in the Barrick Circular that Barrick has requested an ARC or "no action" letter. Placer Dome received notification from the Commissioner of Barrick's long form filing on November 8, 2005, and is required to supply its long form information to the Commissioner on or before November 28, 2005.

        Barrick stated in the Barrick Circular that it does not intend to take up or pay for Common Shares deposited pursuant to the Barrick Offer unless all applicable waiting periods under the CA and any extensions thereof have expired or been waived without restraint or challenge and the Commissioner shall have issued a "no action" letter or an ARC in respect of the acquisition of the Common Shares by Barrick.

        South African Competition Filings. Under South African law, notice of a proposed merger must be provided to the competition authorities in order to obtain an approval, which must be given prior to implementation of the transaction. Notification must be submitted in a prescribed format. Employee representatives of the target company are entitled to participate in the process. The authorities will investigate the proposed transaction to determine whether it may substantially prevent or lessen competition in the relevant markets, or otherwise determine whether the merger can or cannot be justified upon substantial public interest grounds (including the likely impact upon employment). An application may be prohibited, approved or approved subject to appropriate conditions.

        Although Barrick has sought to file an application to the South African Competition Commission for approval of the proposed transaction, Placer Dome believes that Barrick has not done so in compliance with applicable procedures under South African law. Barrick has subsequently made application to the Commission for directions to notify the Commission of the application separately from Placer Dome. Consent to amend the application has not yet been given by Placer Dome. Any application will be investigated by the Commission and will require participation from Placer Dome and all interested parties, including employee representatives. The South African Competition Act prohibits implementation of the Barrick Offer prior to its approval by the South African Competition authorities.

        Other.    In addition, certain other countries have regulatory requirements that may be applicable to the Barrick Offer.

OTHER INFORMATION

        Except as disclosed in this Directors' Circular, no information is known to the directors of Placer Dome that would reasonably be expected to affect the decision of the holders of Common Shares to accept or reject the Barrick Offer.

MATERIAL CHANGES

        The directors and senior officers of Placer Dome are not aware of any other information that indicates any material change in the affairs of Placer Dome since September 30, 2005, the date of the last published unaudited interim financial statements of Placer Dome, except as described herein.

OTHER MATTERS

        The principal office of Placer Dome is located at 1055 Dunsmuir Street, Suite 1600, Vancouver, British Columbia, V7X 1P1 and the telephone number at such office is (604) 682-7082. The principal office of Barrick is located at BCE Place, Canada Trust Tower, 161 Bay Street, Suite 3700, Toronto, Ontario, M5J 2S1.

        This document will be filed with the SEC as an exhibit to Placer Dome's Solicitation/Recommendation Statement on Schedule 14D-9. Shareholders are advised to read this Directors' Circular and the Solicitation/Recommendation Statement on Schedule 14D-9 (including the other exhibits thereto) in their entirety because they contain important information. Copies of the Solicitation/Recommendation Statement on

REJECT THE BARRICK OFFER AND DO NOT TENDER YOUR COMMON SHARES

Schedule 14D-9 are, and any other documents filed by Placer Dome in connection with the Barrick Offer will be, available free of charge at the SEC's website at www.sec.gov, from Placer Dome at www.placerdome.com or from Georgeson Shareholder.

PERSONS OR ASSETS EMPLOYED, COMPENSATED OR USED

        Each of CIBC World Markets, Goldman Sachs and Morgan Stanley were retained to render financial advisory services to the Board and the Special Committee in connection with the analysis and consideration of, and response to, the Barrick Offer. The Corporation will pay each of the Financial Advisors reasonable and customary compensation for their services and will reimburse each of them for their reasonable out-of-pocket expenses. The Corporation has agreed to indemnify each of the Financial Advisors against certain liabilities arising out of or in connection with their engagement.

        The Corporation has retained Georgeson Shareholder to assist it in connection with the Corporation's communications with Shareholders with respect to the Barrick Offer. Georgeson Shareholder will receive reasonable and customary compensation for its services and reimbursement for its reasonable out-of-pocket expenses. The Corporation has agreed to indemnify Georgeson Shareholder against certain liabilities arising out of or in connection with the engagement.

        The Corporation has also retained Longview Communications Inc., Lute & Company and Kekst and Company Incorporated as its public relations advisors (the "Public Relations Advisors") in connection with the Barrick Offer and certain related matters. The Corporation will pay each of its Public Relations Advisors reasonable and customary compensation for their services and will reimburse each of them for their reasonable out-of-pocket expenses. The Corporation has agreed to indemnify each of its Public Relations Advisors against certain liabilities arising out of or in connection with the engagement.

        Except as set forth above, neither Placer Dome nor any person acting on its behalf has employed, retained or agreed to compensate any person making solicitations or recommendations to Shareholders in connection with the Barrick Offer.

STATUTORY RIGHTS

        Securities legislation in certain of the provinces and territories of Canada provides security holders of the Corporation with, in addition to any other rights they may have at law, rights of rescission or to damages, or both, if there is a misrepresentation in a circular or notice that is required to be delivered to such security holders. However, such rights must be exercised within prescribed time limits. Security holders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult with a lawyer.

DIRECTORS' APPROVAL

        The contents of this Directors' Circular have been approved and the delivery thereof has been authorized by the Board.

REJECT THE BARRICK OFFER AND DO NOT TENDER YOUR COMMON SHARES

CONSENT OF CIBC WORLD MARKETS INC.

        We hereby consent to the reference to our opinion, dated November 22, 2005, in the Chairman's letter enclosed with the circular of the Board of Directors of Placer Dome Inc., dated November 23, 2005 (the "Circular"), and under the captions "Questions and Answers about the Inadequate Offer from Barrick Gold Corporation", "Summary", "Analysis and Reasons for the Board's Conclusion and Recommendation", "Background to the Barrick Offer and Response of Placer Dome" and "Opinions of the Financial Advisors" and to the inclusion of the foregoing opinion in the Circular.

Toronto, Ontario November 23, 2005

PERSONAL AND CONFIDENTIAL

November 23, 2005

Special Committee of the Board of Directors
Board of Directors
Placer Dome Inc.
1055 Dunsmuir Street
Suite 1600
Vancouver, British Columbia, Canada
V7X 1P1

Re: Directors' Circular, dated November 23, 2005, of Placer Dome Inc.

Madame and Gentlemen:

Reference is made to our opinion letter, dated November 22, 2005, with respect to whether the Consideration (as defined in the opinion letter) proposed to be paid pursuant to the offer made by Barrick Gold Corporation to purchase all of the outstanding common shares (the "Company Shares") of Placer Dome Inc. (the "Company") is inadequate from a financial point of view to the holders of Company Shares.

The foregoing opinion letter is provided for the information and assistance of (i) the Special Committee of the Board of Directors of the Company appointed to review and evaluate the transaction contemplated therein and (ii) the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is to to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement, directors' circular or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Directors' Circular.

In that regard, we hereby consent to the reference to our opinion in the cover letter to the above-referenced Directors' Circular and under the captions "Questions and Answers about the Inadequate Offer from Barrick Gold Corporation", "Summary", "Analysis and Reasons for the Board's Conclusion and Recommendation", "Background to the Barrick Offer and Response of Placer Dome" and "Opinions of the Financial Advisors" and to the inclusion of the foregoing opinion in the above-referenced Directors' Circular.

Very truly yours,

GOLDMAN, SACHS & CO.

CONSENT OF MORGAN STANLEY & CO. INCORPORATED

        We hereby consent to the reference to our opinion, dated November 22, 2005, in the Chairman's letter enclosed with the circular of the Board of Directors of Placer Dome Inc., dated November 23, 2005 (the "Circular"), and under the captions "Questions and Answers about the Inadequate Offer from Barrick Gold Corporation", "Summary", "Analysis and Reasons for the Board's Conclusion and Recommendation", "Background to the Barrick Offer and Response of Placer Dome" and "Opinions of the Financial Advisors" and to the inclusion of the foregoing opinion in the Circular.

New York, New York November 23, 2005	MORGAN STANLEY & CO. INCORPORATED

By:

CERTIFICATE

DATED: November 23, 2005

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. The foregoing does not contain any misrepresentation likely to affect the value of the market price of the securities subject to the Barrick Offer within the meaning of the Securities Act (Québec).

On behalf of the Board of Directors
(Signed) "ROBERT M. FRANKLIN"	(Signed) "PETER W. TOMSETT"
Director	Director

SCHEDULE A

GLOSSARY

Unless the context otherwise requires or where otherwise provided, the following words and terms shall have the meanings set forth below when used in this Directors' Circular:

"Antitrust Division" has the meaning set forth under "Regulatory Matters";

"ARC" has the meaning set forth under "Regulatory Matters";

"Barrick" means Barrick Gold Corporation, a corporation incorporated under the laws of the Province of Ontario;

"Barrick Circular" means the take-over bid circular accompanying the Barrick Offer;

"Barrick Offer" means the offer made by Barrick dated November 10, 2005 to purchase all of the outstanding Common Shares;

"Barrick Share" means a common share of Barrick;

"Board" means the board of directors of Placer Dome;

"CA" has the meaning set forth under "Regulatory Matters";

"Cash Alternative" has the meaning set forth in the Barrick Circular;

"CIBC World Markets" means CIBC World Markets Inc.;

"Common Shares" means the common shares of Placer Dome;

"Commissioner" has the meaning set forth under "Regulatory Matters";

"Executive Employment Agreement" has the meaning set forth under "Agreements between Placer Dome and its Directors and Senior Officers — Executive Employment Agreements";

"Financial Advisors" means CIBC World Markets, Morgan Stanley and Goldman Sachs;

"FTC" has the meaning set forth under "Regulatory Matters";

"Georgeson Shareholder" means Georgeson Shareholder Communications Inc.;

"Goldcorp" means Goldcorp Inc., a corporation incorporated under the laws of Ontario;

"Goldcorp Assets" has the meaning set forth under "Analysis and Reasons for the Board's Conclusion and Recommendation — The Board believes that the sale by Barrick to Goldcorp of Placer Dome's Canadian assets fails to maximize the value of the assets being sold";

"Goldcorp Transaction" has the meaning set forth in the Barrick Circular;

"Goldman Sachs" means Goldman, Sachs & Co.;

"HSR Act" has the meaning set forth under "Regulatory Matters";

"Implied Offer Price of the Barrick Offer" as of a particular date, means the amount that is equal to (i) $2.65 plus (ii) 0.6562 multiplied by the closing price of the Barrick Shares as at that date on the NYSE;

"Mercer" means Mercer Human Resources Consulting LLC;

"Morgan Stanley" means Morgan Stanley & Co. Incorporated;

"NYSE" means the New York Stock Exchange Inc.;

"Officer" has the meaning set forth under "Agreements between Placer Dome and its Directors and Senior Officers — Executive Employment Agreements";

REJECT THE BARRICK OFFER AND DO NOT TENDER YOUR COMMON SHARES

A-1

"Placer Dome" or the "Corporation" means Placer Dome Inc., the continuing corporation resulting from the 1987 amalgamation under the Canada Business Corporations Act of Placer Development Limited, Dome Mines Limited and Campbell Red Lake Mines Limited. In 1999, the Corporation amalgamated with its wholly owned subsidiary, Placer Development Investments Limited;

"Public Relations Advisors" means, collectively, Longview Communications Inc., Lute & Company and Kekst and Company Incorporated;

"Rights Plan" means the Shareholder Rights Plan Agreement dated as of February 26, 2004 between Placer Dome and CIBC Mellon Trust Company;

"SEC" means the United States Securities and Exchange Commission;

"senior officer" has the meaning assigned to it in the Securities Act (Ontario);

"Shareholders" means the shareholders of Placer Dome and "Shareholder" means any one of them;

"Special Committee" has the meaning set forth under "Background to the Barrick Offer and Response of Placer Dome";

"TSX" means the Toronto Stock Exchange; and

"U.S. GAAP" means U.S. generally accepted accounting principles.

REJECT THE BARRICK OFFER AND DO NOT TENDER YOUR COMMON SHARES

A-2

SCHEDULE B

IMPORTANT INFORMATION REGARDING
PLACER DOME'S MINERAL RESERVES AND MINERAL RESOURCES

        CAUTIONARY NOTE TO U.S. AND OTHER INVESTORS CONCERNING ESTIMATES OF MEASURED, INDICATED AND INFERRED MINERAL RESOURCES:

        As required by National Instrument 43-101 of the Canadian Securities Administrators ("NI 43-101"), estimates of measured, indicated and inferred mineral resources conform to the Canadian Institute of Mining, Metallurgy and Petroleum ("CIM") definitions of those terms as at the date of estimation. U.S. investors are advised that the term "mineral resource" and its subcategories are not recognized by the U.S. Securities and Exchange Commission and are described as mineralized material in the U.S. reporting environment. Mineral resources that are not mineral reserves do not have demonstrated economic viability and investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be upgraded to a higher category or converted into mineral reserves. "Inferred mineral resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. Under NI 43-101, issuers must not make any disclosure of results of an economic evaluation that includes inferred mineral resources, except in rare cases. Investors are cautioned not to assume that part or all of an inferred mineral resource exists, or is economically or legally mineable.

1.
The gold mineral reserves are comprised of proven mineral reserves of 28 million ounces, and probable mineral reserves of 43 million ounces. The gold mineral resources are comprised of measured mineral resources of 13 million ounces and indicated mineral resources of 28 million ounces, and do not include inferred mineral resources. The mineral resources are in addition to mineral reserves.

2.
These estimates of mineral reserves and mineral resources are as previously reported by Placer Dome in (a) its 2004 Form 40-F/Annual Information Form at pages 15 to 22, inclusive, for all properties other than Cerro Casale, Cortez/Cortez Hills, and Pueblo Viejo, as at December 31, 2004, (b) its material change report dated September 15, 2005 for Cortez/Cortez Hills as at September 1, 2005, and (c) its material change report dated September 27, 2005 for Pueblo Viejo as at September 27, 2005. The estimates do not include Placer Dome's share of estimated mineral resources at Cerro Casale that were previously disclosed in the 2004 Form 40-F/Annual Information Form. Please refer to the notes associated with the estimates contained in the documents referred to in (a), (b) and (c) above for important related information. These documents may be found on Placer Dome's website at www.placerdome.com or on SEDAR at www.sedar.com.

3.
The qualified person responsible for combining the estimates of Placer Dome's mineral reserves and mineral resources to cite total gold mineral reserves and gold mineral resources is Alfred L. Hills P. Eng, Vice-President Evaluations. Mr. Hills has supervised the compilation of the gold mineral reserve and gold mineral resource estimates disclosed in the documents referred to in paragraph 2 above that were prepared by or under the supervision of the qualified persons listed in such documents.

B-1

SCHEDULE C

OPINION OF CIBC WORLD MARKETS INC.

CIBC WORLD MARKETS INC. BCE Place, 161 Bay Street Canada Trust Tower, 6th Floor Toronto, Ontario M5J 2S8

November 22, 2005

The Special Committee of the Board of Directors
and the Board of Directors of Placer Dome Inc.
1600 – 1055 Dunsmuir Street
Vancouver, British Columbia
V7X 1P1

Attention: The Directors

We understand that Barrick Gold Corporation ("Barrick") has made an offer (the "Barrick Offer") to acquire all of the outstanding common shares of Placer Dome Inc. ("Placer" or the "Company") on the basis of, at the election of each Placer shareholder, (i) US$20.50 in cash or (ii) 0.7518 of a Barrick common share and US$0.05 in cash for each common share of the Company, subject to pro ration as described in the Take-over Bid Circular (defined below), including maximum amounts payable of US$1,223,721,097 in cash and 303,021,050 Barrick common shares (the "Consideration"). The terms and conditions of the Barrick Offer are described in the Offer to Purchase and Circular dated November 10, 2005 (together, the "Take-over Bid Circular").

We also understand that the Company's board of directors (the "Board of Directors") is considering the Barrick Offer and potential strategies and alternatives that might be employed by the Company in response to the Barrick Offer.

Engagement of CIBC World Markets

By letter agreement dated November 1, 2005 (the "Engagement Letter"), the Company retained CIBC World Markets Inc. ("CIBC World Markets") to, among other things, provide financial advice to the Board of Directors in connection with the Barrick Offer and any Alternative Transaction (as such term is defined in the Engagement Letter) that may be proposed or solicited during the term of the Engagement Letter. Pursuant to the Engagement Letter, the Board of Directors has requested that we prepare and deliver this opinion (the "Opinion") as to the adequacy, from a financial point of view, of the Consideration offered to the shareholders of the Company pursuant to the Barrick Offer.

CIBC World Markets will be paid a fee for rendering our Opinion. We will also be paid a work fee and additional fees in the event that a transaction is completed during the term of the Engagement Letter or within 12 months thereafter and in certain other circumstances. The Company has also agreed to indemnify CIBC World Markets in respect of certain liabilities that might arise out of our engagement.

Credentials of CIBC World Markets

CIBC World Markets is one of Canada's largest investment banking firms with operations in all facets of corporate and government finance, mergers and acquisitions, equity and fixed income sales and trading and investment research. The Opinion expressed herein is the opinion of CIBC World Markets and the form and content herein have been approved for release by a committee of its managing directors and internal legal counsel, each of whom is experienced in merger, acquisition, divestiture and valuation matters.

Scope of Review

In connection with rendering our Opinion, we have reviewed and relied upon, among other things, the following:

  i)
  the Take-over Bid Circular;

  ii)
  the audited financial statements, annual reports and annual information forms of Placer for the fiscal years ended December 31, 2002, 2003 and 2004;

  iii)
  the interim reports and comparative unaudited financial statements of Placer for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;

  iv)
  a draft dated November 22, 2005 of the Placer Directors' Circular;

  v)
  certain internal financial, operational, corporate and other information concerning Placer that was prepared or provided by the management of the Company, including internal operating and financial projections prepared by Placer's management;

  vi)
  the audited financial statements, annual reports and annual information forms of Barrick for the fiscal years ended December 31, 2002, 2003 and 2004;

  vii)
  the interim reports and comparative unaudited financial statements of Barrick for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;

  viii)
  trading statistics and selected financial information of Placer, Barrick and other selected public gold and precious metals, base metals and diversified mining companies considered by us to be relevant;

  ix)
  various reports published by equity research analysts, industry sources and credit rating agencies regarding Placer and Barrick, the gold and precious metals, base metals and diversified mining industry and other public companies, to the extent deemed relevant by us;

  x)
  certificates addressed to us, dated as of the date hereof, from senior officers of Placer as to the completeness and accuracy of the respective information provided to us by them; and

  xi)
  such other information, analyses, investigations and discussions as we considered necessary or appropriate in the circumstances.

CIBC World Markets has also participated in discussions regarding the Barrick Offer and related matters with Osler, Hoskin & Harcourt LLP and Simpson Thacher & Bartlett LLP, legal counsel to the Company in connection with responding to the Barrick Offer, and with Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co., who are also financial advisors to the Board of Directors in connection with responding to the Barrick Offer, regarding the Barrick Offer.

In addition, we have participated in discussions with members of the senior management of Placer regarding the Company's business, operations, financial condition and prospects, including estimated synergies that could result from the Barrick Offer and potential alternatives to the Barrick Offer.

Assumptions and Limitations

Our Opinion is subject to the assumptions, explanations and limitations set forth below.

We have not been asked to prepare and have not prepared a formal valuation or appraisal of any of the assets or securities of the Company, Barrick or any of their respective affiliates and our Opinion should not be construed as such.

With your permission, we have relied upon, and have assumed the completeness, accuracy and fair presentation of all financial and other information, data, advice, opinions and representations obtained by us from public sources, or provided to us by the Company or its representatives or advisors or otherwise obtained by us pursuant to our engagement, and our Opinion is conditional upon such completeness, accuracy and fair presentation. We have not been requested to or attempted to verify independently the accuracy, completeness or fairness of presentation of any such information, data, advice, opinions and representations. We have not met separately with the auditors of the Company or Barrick in connection with preparing this Opinion. Accordingly, with your permission, we have assumed the accuracy and fair presentation of, and relied upon, the Company's and Barrick's audited financial statements and the reports of the auditors thereon.

With respect to operating and financial forecasts and budgets provided to us concerning the Company and relied upon in our financial analyses, we have assumed that they have been reasonably prepared on bases reflecting the most reasonable assumptions, estimates and judgements of management of the Company, having regard to the Company's business, financial condition, plans and prospects.

The Company has represented to us, in a certificate of two senior officers of the Company delivered as at the date hereof, among other things, that the information, data and other material (financial or otherwise) provided to us by or on behalf of the Company, including the written information and discussions concerning the Company and referred to above under the heading "Scope of Review" (collectively, the "Information") are complete and correct at the date the Information was provided to us and that, since the date of the Information, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of the Company or any of its subsidiaries and no material change has occurred in the Information or any part thereof which would have or which would reasonably be expected to have a material effect on the Opinion.

Except as expressly noted above under the heading "Scope of Review", we have not conducted any investigation concerning the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of the Company or Barrick.

Our Opinion is rendered on the basis of securities markets, economic and general business and financial conditions prevailing as at the date hereof and the conditions and prospects, financial and otherwise, of the Company as they are reflected in the Information and as they were represented to us in our discussions with management of the Company and its representatives and advisors. In our analyses and in connection with the preparation of our Opinion, we made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Barrick Offer.

The Opinion has been provided to the Special Committee and the Board of Directors for their use in considering the Barrick Offer and may not be used for any other purpose or published without the prior written consent of CIBC World Markets. Our Opinion is not to be construed as a recommendation to shareholders of the Company concerning the Barrick Offer.

The Opinion is given as of the date hereof and, although we reserve the right to change or withdraw the Opinion if we learn that any of the information that we relied upon in preparing the Opinion was inaccurate, incomplete or misleading in any material respect, we disclaim any obligation to change or withdraw the Opinion, to advise any person of any change that may come to our attention or to update the Opinion after today.

Opinion

Based upon and subject to the foregoing and such other matters as we considered relevant, it is our opinion, as of the date hereof, that the Consideration offered pursuant to the Barrick Offer is inadequate, from a financial point of view, to the shareholders of Placer.

Yours very truly,

PERSONAL AND CONFIDENTIAL

November 22, 2005

Special Committee of the Board of Directors
The Board of Directors
Placer Dome Inc.
1055 Dunsmuir Street
Suite 1600
Vancouver, British Columbia, Canada
V7X 1P1

Madame and Gentlemen:

You have requested our opinion with respect to whether the Consideration (as defined below) proposed to be paid pursuant to the offer (the "Offer") made by Barrick Gold Corporation ("Barrick") to purchase all of the outstanding common shares (the "Company Shares") of Placer Dome Inc. (the "Company") (including those Company Shares that are subject to CHESS Depositary Interests and International Depositary Receipts), as described in the offer to purchase and circular and associated documents filed by Barrick on November 10, 2005 (together, the "Circular"), is inadequate from a financial point of view to the holders of Company Shares. The consideration under the Offer is, at the election of each holder of the Company Shares, (i) US$20.50 in cash or (ii) 0.7518 of a common share of Barrick (a "Barrick Share") and US$0.05 in cash, for each Company Share accepted, but subject to pro ration as described in the Circular, including maximum amounts payable of US$1,223,721,097 in cash and 303,021,050 Barrick Shares (the "Consideration"), as to which pro ration procedures and limitations we are expressing no opinion. We note that if the Offer is completed, Barrick intends to pursue an amalgamation, capital reorganization, share consolidation, statutory arrangement or other transaction involving Barrick and the Company in order to acquire the Company Shares not accepted in the Offer.

Goldman, Sachs & Co. and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with its consideration of the Offer pursuant to our engagement by the Company. We expect to receive fees for our services in connection with our engagement, and the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. In addition, we have provided certain investment banking services to Barrick from time to time, including having acted in November 2004 as a co-manager of the offering of 5.80% Notes due 2034 (aggregate principal amount of US$200 million) of Barrick, as a co-manager of the offering of 4.875% Notes guaranteed by Barrick Gold Corporation due 2014 (aggregate principal amount of US$350 million) of Barrick Gold Finance Company and as a co-manager of the offering of 5.80% Notes guaranteed by Barrick Gold Corporation due 2034 (aggregate principal amount of US$200 million) of Barrick Gold Finance Company. We also may provide investment banking services to the Company and Barrick in the future. In connection with the above-described investment banking services we have received, and may receive, compensation.

Special Committee of the Board of Directors
The Board of Directors
November 22, 2005

Goldman, Sachs & Co. is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman, Sachs & Co. and its affiliates may provide such services to the Company, Barrick and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of the Company and Barrick for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

In connection with this opinion, we have reviewed, among other things, the Circular; a draft of the Directors' Circular of the Company relating to the Offer; annual reports to shareholders, Annual Information Forms and Annual Reports on Form 40-F of the Company and Barrick for the five years ended December 31, 2004; certain quarterly reports to shareholders of the Company and Barrick; the Company's short form prospectus, dated November 16, 2004, relating to the offer of 21,275,000 Company Shares; certain other communications from the Company and Barrick to their respective shareholders; and certain internal financial analyses and forecasts for the Company prepared by its management, including certain cost savings and operating synergies projected by the management of the Company to result from consummation of the transaction contemplated by the Circular (collectively, the "Forecasts"). We also have held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company. In addition, we have reviewed the reported price and trading activity for the Company Shares and Barrick Shares, compared certain financial and stock market information for the Company and Barrick with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the gold industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

We have relied without independent verification upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company. As you are aware, we have not been provided with access to the management, internal financial information or projections of future financial performance of Barrick. As a result, with your consent, our review of such matters has been limited to discussions with management of the Company about their assessment of such matters and our review of certain publicly available information and certain research analyst estimates of the future financial performance of Barrick. We have relied upon, without independent verification, the Company's estimates of the reserve base, production profile and cash and total cost estimates of the Company. In addition, we have not made an independent evaluation, appraisal or geological or technical assessment of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company, Barrick or any of their respective subsidiaries and we have not been furnished with any such valuation, appraisal or assessment. Senior management of the Company has provided to us, in a certificate delivered as of the date hereof, representations regarding, among other things, the accuracy of the information, data and other material (financial or otherwise) provided to us by or on behalf of the Company and the absence of changes thereto.

Special Committee of the Board of Directors
The Board of Directors
November 22, 2005

Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of (i) the Special Committee of the Board of Directors of the Company appointed to review and evaluate the Offer and (ii) the Board of Directors of the Company in connection with its consideration of the Offer, and such opinion does not constitute a recommendation as to whether or not any holder of Company Shares should tender such Company Shares in connection with the Offer or make any election with respect to the Offer. In addition, we are not expressing any opinion as to the prices at which Company Shares or Barrick Shares will trade at any time.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration is inadequate from a financial point of view to the holders of Company Shares.

Very truly yours,

GOLDMAN, SACHS & CO.

SCHEDULE E

OPINION OF MORGAN STANLEY & CO. INCORPORATED

1585 Broadway New York, NY 10036 tel 212 761 4000

Special Committee of the Board of Directors
The Board of Directors
Placer Dome Inc.
1055 Dunsmuir Street, Suite 1600,
Vancouver, British Columbia, V7X 1P1
Canada

Members of the Special Committee of the Board and Members of the Board:

We understand that on November 10, 2005, Barrick Gold Corporation ("Barrick") filed with the U.S. and Canadian securities regulators documents relating to its offer to purchase (the "Offer") all of the outstanding common shares (the "Placer Shares") of Placer Dome Inc. ("Placer" or the "Company") on the basis of, at the election of holders of the Placer Shares, (a) US$20.50 in cash for each Placer Share or (b) 0.7518 of a common share of Barrick (the "Barrick Shares") and US$0.05 in cash for each Placer Share, subject to pro ration as described in the Offer Documents (as defined below), including maximum amounts payable of US$1,223,721,097 in cash and 303,021,050 Barrick Shares (the "Consideration"), upon the terms and subject to the conditions set forth in the Offer to Purchase (the "Offer to Purchase") contained in the Circular (the "Circular") filed by Barrick on November 10, 2005, and the related Letter of Transmittal (together with the Offer to Purchase and the Circular, the "Offer Documents"). The Offer Documents further provide that if the Offer is completed, Barrick intends to effect an amalgamation, capital reorganization, share consolidation, statutory arrangement or other transaction (the "Subsequent Acquisition Transaction") to enable Barrick or an affiliate of Barrick to acquire all Placer Shares not acquired pursuant to the Offer. The terms and conditions of the Offer are more fully set forth in the Offer Documents.

You have asked for our opinion as to whether the Consideration to be received by the holders of the Placer Shares pursuant to the Offer is adequate from a financial point of view to such holders.

For purposes of the opinion set forth herein, we have:

(i)	reviewed certain publicly available financial statements and other business and financial information of the Company and Barrick;
(ii)	reviewed certain internal financial statements and other financial and operating data concerning the Company provided by the management of the Company;
(iii)	reviewed certain financial forecasts for the Company prepared by the management of the Company and discussed such projections with management;
(iv)
discussed the past and current operations and financial condition and the prospects of the Company, including information relating to future strategic, financial and operational plans, with senior executives of the Company;
(v)	reviewed the reported prices and trading activity for the Placer Shares and the Barrick Shares;

(vi)	compared the financial performance of the Company and the prices and trading activity of the Placer Shares with that of certain comparable publicly-traded companies and their securities;
(vii)	compared the financial performance of Barrick and the prices and trading activity of the Barrick Shares with that of certain other comparable publicly-traded companies and their securities;
(viii)	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;
(ix)	reviewed the Offer Documents and certain related documents, and a draft of the Company Directors' Circular, dated November 22, 2005; and
(x)	performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information supplied or otherwise made available to us by the Company for the purposes of this opinion. With respect to the financial forecasts, including information relating to future strategic, financial and operational plans, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. As you know, we have not been provided with access to management or internal financial information or projections of future financial performance of Barrick, and instead have relied on the assessments of management of the Company, discussions with management of the Company regarding certain research analyst estimates for Barrick, and the information provided by the Company with respect to such matters. We have relied upon, without independent verification, Placer's estimates of the reserve base, production profile and cash and total cost estimates of Placer. We have not made any independent valuation, appraisal, geological or technical assessment of the assets or liabilities of the Company or Barrick, nor have we been furnished with any such appraisals. In addition, we have assumed that the Offer and the Subsequent Acquisition Transaction would be completed as contemplated in the Offer Documents. We are not legal, tax or regulatory advisors and have relied upon, without independent verification, the assessment by the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

Senior management has represented to us, in a certificate delivered as at the date hereof, amongst other things, that the information, data and other material (financial and otherwise) (the "Information") provided to us by or on behalf of the Company is complete, true and correct at the date the Information was provided to us and that, since the date of the Information, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of the Company or any of its subsidiaries, and no material change has occurred in the Information or any part thereof which would have or which would reasonably be expected to have a material effect on our opinion.

We have acted as financial advisor to the Special Committee of the Board of Directors of the Company and to the Board of Directors of the Company in connection with the Offer and will receive a fee for our services. In the ordinary course of our trading, brokerage, investment banking, investment management, financing and principal investing activities, Morgan Stanley & Co. Incorporated ("Morgan Stanley") or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in debt or equity securities or senior loans of the Company or Barrick or any other company or any currency or commodity that may be involved in this transaction. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for Placer and Barrick and have received fees for the rendering of those services. In addition, we are participating as a co-agent in the existing $1 billion credit facility of Barrick.

It is understood that this letter is for the information of (i) the Special Committee of the Board of Directors of the Company appointed to review and evaluate the Offer and (ii) the Board of Directors of the Company, and this letter may not be used for any other purpose or disclosed without our prior written consent, except that a copy of our opinion may be included in its entirety in any Directors' Circular or the Solicitation/Recommendation Statement on Schedule 14D-9 required to be filed by the Company with the U.S. Securities and Exchange Commission or with applicable Canadian securities regulatory authorities with respect to the Offer. This opinion is not intended to be and shall not constitute a recommendation to any holder of Placer Shares as to whether to tender Placer Shares pursuant to the Offer or whether to elect Barrick Shares or cash. In addition, this opinion does not in any manner address the prices at which the Placer Shares or Barrick Shares will actually trade at any time.

Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of Placer Shares pursuant to the Offer is inadequate from a financial point of view to such holders.

Very truly yours,

MORGAN STANLEY & CO. INCORPORATED

SCHEDULE F

ISSUANCE OF SECURITIES OF PLACER DOME

Common Shares

Name	Nature of Issue	Common Shares Issued(1)	Price per Common Share	Date Issued
James P. Cooney	Exercise of Options	4,650	$12.51	November 1, 2005
	Exercise of Options	1,000	$12.51	January 3, 2005
	Exercise of Options	3,450	Cdn. $12.69	January 3, 2005
	Exercise of Options	5,300	$10.36	July 19, 2004
	Exercise of Options	2,800	$12.51	January 2, 2004
	Exercise of Options	3,100	Cdn. $15.05	January 2, 2004
	Exercise of Options	4,000	Cdn. $15.05	December 4, 2003
Martyn A. Creaney	Exercise of Options	9,800	$10.36	June 23, 2005
	Exercise of Options	4,350	$12.51	June 23, 2005
	Exercise of Options	1,150	$12.51	September 30, 2004
	Exercise of Options	6,617	Cdn. $12.69	March 1, 2004
	Exercise of Options	8,700	$12.51	March 1, 2004
	Exercise of Options	9,800	$10.36	March 1, 2004
	Exercise of Options	34,600	Cdn. $17.55	November 21, 2003
Graham Farquharson	Exercise of Options	5,000	Cdn. $12.40	March 1, 2004
Keith D. Ferguson	Exercise of Options	10,000	Cdn. $16.81	September 30, 2004
	Exercise of Options	8,300	Cdn. $17.55	September 30, 2004
	Exercise of Options	9,700	Cdn. $15.05	September 30, 2004
	Exercise of Options	3,967	Cdn. $12.69	September 30, 2004
	Exercise of Options	9,700	$12.51	September 30, 2004
	Exercise of Options	10,066	$10.36	September 30, 2004
	Exercise of Options	10,433	Cdn. $12.69	December 1, 2003
Tony S. Giardini	Exercise of Options	13,650	Cdn. $17.55	September 30, 2004
	Exercise of Options	4,234	$12.51	September 30, 2004
	Exercise of Options	9,700	$10.36	September 23, 2004
	Exercise of Options	3,050	Cdn. $12.69	April 6, 2004
	Exercise of Options	4,166	$12.51	December 2, 2003
Geoffrey P. Gold	Exercise of Options	5,550	$12.51	April 6, 2004
	Exercise of Options	7,083	Cdn. $12.69	March 5, 2004
	Exercise of Options	8,267	$12.51	March 5, 2004
	Exercise of Options	2,200	$10.36	March 5, 2004
	Exercise of Options	9,200	Cdn. $17.55	November 26, 2003
Geoffrey A. Handley	Exercise of Options	46,900	Cdn. $12.69	October 1, 2004
	Exercise of Options	29,050	Cdn. $17.55	March 26, 2004
	Exercise of Options	26,250	Cdn. $15.05	March 26, 2004
Antony Harwood	Exercise of Options	20,150	Cdn. $17.55	October 7, 2004
	Exercise of Options	15,400	Cdn. $15.05	October 7, 2004
	Exercise of Options	25,100	Cdn. $12.69	October 7, 2004

William M. Hayes	Exercise of Options	36,417	Cdn. $12.69	January 8, 2004
	Exercise of Options	14,017	$12.51	January 8, 2004
	Exercise of Options	92,250	Cdn. $17.55	January 8, 2004
	Exercise of Options	41,800	Cdn. $15.05	January 8, 2004
	Exercise of Options	25,000	Cdn. $14.55	January 8, 2004
John E. Loney	Exercise of Options	12,667	$10.36	October 31, 2005
	Exercise of Options	5,666	$10.36	September 23, 2004
	Exercise of Options	7,850	Cdn. $24.90	November 4, 2004
	Exercise of Options	7,000	$10.36	September 21, 2004
	Exercise of Options	5,000	$12.51	August 20, 2004
	Exercise of Options	6,500	Cdn. $12.69	June 18, 2004
	Exercise of Options	6,000	Cdn. $12.69	April 6, 2004
	Exercise of Options	2,800	$12.51	April 1, 2004
	Exercise of Options	2,500	Cdn. $12.69	March 31, 2004
	Exercise of Options	700	Cdn. $12.69	March 25, 2004
	Exercise of Options	2,700	Cdn. $12.69	March 22, 2004
	Exercise of Options	3,500	Cdn. $15.05	March 18, 2004
	Exercise of Options	6,500	Cdn. $15.05	January 5, 2004
	Exercise of Options	4,000	Cdn. $15.05	December 29, 2003
	Exercise of Options	3,000	Cdn. $15.05	December 1, 2003
	Exercise of Options	7,600	Cdn. $15.05	November 26, 2003
Alan R. McFarland	Exercise of Options	5,000	Cdn. $24.15	November 24, 2004
	Exercise of Options	5,000	Cdn. $19.45	November 24, 2004
	Exercise of Options	5,000	Cdn. $19.60	November 24, 2004
	Exercise of Options	5,000	Cdn. $12.40	November 24, 2004
	Exercise of Options	5,000	Cdn. $14.85	November 24, 2004
	Exercise of Options	5,000	$12.24	November 24, 2004
	Exercise of Options	5,000	$9.69	November 24, 2004
David R. Newbold	Exercise of Options	13,884	Cdn. $12.69	August 19, 2004
	Exercise of Options	9,000	$12.51	August 19, 2004
	Exercise of Options	13,766	$10.36	August 19, 2004
Bruce B. Nicol	Exercise of Options	1,000	$12.51	September 21, 2004
	Exercise of Options	13,550	$10.36	September 21, 2004
	Exercise of Options	9,433	Cdn. $12.69	March 22, 2004
	Exercise of Options	6,000	$12.51	March 22, 2004
George N. Paspalas	Exercise of Options	3,600	Cdn. $17.55	October 6, 2004
	Exercise of Options	6,500	Cdn. $15.05	April 6, 2004
	Exercise of Options	4,000	Cdn. $12.69	November 17, 2003
J. Donald Rose	Exercise of Options	10,000	Cdn. $15.05	October 1, 2004
	Exercise of Options	29,600	Cdn. $12.69	September 30, 2004
Mark A. Ruus	Exercise of Options	2,100	Cdn. $12.69	January 8, 2004
	Exercise of Options	5,250	Cdn. $15.05	October 6, 2004

Vernon F. Taylor III	Exercise of Options	5,000	Cdn. $19.45	October 7, 2004
	Exercise of Options	5,000	Cdn. $19.60	October 7, 2004
	Exercise of Options	5,000	Cdn. $12.40	October 7, 2004
	Exercise of Options	5,000	Cdn. $14.85	October 7, 2004
	Exercise of Options	5,000	$12.24	October 7, 2004
	Exercise of Options	5,000	$9.69	October 7, 2004
Peter W. Tomsett	Exercise of Options	13,000	Cdn. $12.69	January 6, 2004
	Exercise of Options	20,000	Cdn. $12.69	November 19, 2003
Evert van den Brand	Exercise of Options	16,800	Cdn. $15.05	December 23, 2004
	Exercise of Options	14,200	Cdn. $12.69	December 23, 2004
	Exercise of Options	6,400	$12.51	December 23, 2004
	Exercise of Options	7,100	$10.36	December 23, 2004

(1)
The adoption by the Board of the Shareholder Rights Plan (the "Rights Plan") on February 26, 2004 was confirmed at the Placer Dome Annual and Special Meeting of the Shareholders on May 5, 2004. Under the Rights Plan, one right was issued in respect of each Common Share then outstanding, including those held by directors and senior officers of the Corporation, and have been issued with each Common Share issued subsequent to the adoption of the Rights Plan.

Options

Name	No. of Options Granted	Exercise Price	Date Granted	Expiry Date
James P. Cooney	9,800	$17.25	February 28, 2005	February 28, 2015
	13,300	$16.42	February 26, 2004	February 26, 2014
Martyn A. Creaney	19,200	$17.25	February 28, 2005	February 28, 2015
	15,300	$16.42	February 26, 2004	February 26, 2014
Philip A. Davis	35,700	$17.25	February 28, 2005	February 28, 2015
Keith D. Ferguson	21,900	$17.25	February 28, 2005	February 28, 2015
	25,800	$16.42	February 26, 2004	February 26, 2014
Tony S. Giardini	18,700	$17.25	February 28, 2005	February 28, 2015
	24,300	$16.42	February 26, 2004	February 26, 2014
	5,000	$18.69	December 2, 2003	December 2, 2013
Geoffrey P. Gold	19,500	$17.25	February 28, 2005	February 28, 2015
	27,000	$16.42	February 26, 2004	February 26, 2014
Lindsay A. Hall	50,000	$19.89	November 1, 2005	November 1, 2015
Geoffrey A. Handley	51,300	$17.25	February 28, 2005	February 28, 2015
	69,000	$16.42	February 26, 2004	February 26, 2014
Antony Harwood	20,000	$17.25	February 28, 2005	February 28, 2015
	26,100	$16.42	February 26, 2004	February 26, 2014
William M. Hayes	59,500	$17.25	February 28, 2005	February 28, 2015
	73,500	$16.42	February 26, 2004	February 26, 2014
Alfred L. Hills	18,700	$17.25	February 28, 2005	February 28, 2015
	14,800	$16.42	February 26, 2004	February 26, 2014
John E. Loney	23,700	$17.25	February 28, 2005	February 28, 2015
	34,000	$16.42	February 26, 2004	February 26, 2014

Ronald F. McLean	12,500	$17.25	February 28, 2005	February 28, 2015
	24,100	$16.42	February 26, 2004	February 26, 2014
David R. Newbold	31,500	$17.25	February 28, 2005	February 28, 2015
	24,500	$16.42	February 26, 2004	February 26, 2014
Bruce B. Nicol	34,300	$17.25	February 28, 2005	February 28, 2015
	33,100	$16.42	February 26, 2004	February 26, 2014
George N. Paspalas	36,300	$17.25	February 28, 2005	February 28, 2015
	17,800	$16.42	February 26, 2004	February 26, 2014
J. Donald Rose	43,500	$17.25	February 28, 2005	February 28, 2015
	59,400	$16.42	February 26, 2004	February 26, 2014
Mark A. Ruus	17,500	$17.25	February 28, 2005	February 28, 2015
	12,100	$16.42	February 26, 2004	February 26, 2014
Peter W. Tomsett	10,000	$17.09	September 15, 2004	September 15, 2014
	260,000	$17.25	February 28, 2005	February 28, 2015
	67,900	$16.42	February 26, 2004	February 26, 2014
Evert van den Brand	50,600	$17.25	February 28, 2005	February 28, 2015
	30,600	$16.42	February 26, 2004	February 26, 2014

SCHEDULE G

SUMMARY OF SHAREHOLDER RIGHTS PLAN

        Placer Dome Inc. ("Placer" or the "Corporation") filed its shareholder rights plan (the "Rights Plan") at www.sedar.com. The full text of the Rights Plan is contained in an agreement, dated as of February 26, 2004, entered into between Placer Dome and CIBC Mellon Trust Company, as rights agent. One of the purposes of the Rights Plan is to provide Shareholders with enough time to assess the merits of any unsolicited take-over bid for Placer Dome. It is also intended to give the Board of Directors of Placer Dome (the "Board") sufficient time to consider the bid, to pursue alternatives to enhance Shareholder value and to permit other bids to come forward. The following is a summary of the principal terms of the Rights Plan, which is qualified in its entirety by reference to the text of the Rights Plan.

Issuance of Rights

        To implement the Rights Plan, the Board authorized the issuance of one right (a "Right") for each common share of Placer Dome (a "Common Share") at 5:30 p.m. (Eastern Daylight Time) on May 5, 2004 (the "Record Time"). One Right was also issued for each Voting Share (which includes the Common Shares and any other shares in or interests of the Corporation (collectively, "Voting Shares") entitled to vote generally in the election of directors) issued after the Record Time and prior to the Separation Time (as defined below), subject to the earlier termination or expiration of the Rights as set out in the Rights Agreement. At the date hereof, there are no Voting Shares outstanding other than the Common Shares.

Exercise Price

        Until the Separation Time, the Rights are not exercisable. After the Separation Time, the Exercise Price is $52 per Common Share, subject to adjustment as set out in the Rights Agreement.

Term

        The Rights Agreement will expire on the termination of the annual meeting of Shareholders to be held in 2007, subject to earlier termination of the Rights or to termination of the Rights Agreement, all as set out in the Rights Agreement.

Trading of Rights

        Until the Separation Time, the Rights will be evidenced by the certificates representing the associated Voting Shares and will be transferable only together with such shares. After the Separation Time, separate certificates evidencing the Rights will be mailed to holders of record of Voting Shares other than an Acquiring Person (as described below) and the Rights certificates alone will evidence the Rights. The Rights are listed on the Toronto Stock Exchange and the New York Stock Exchange.

Separation Time

        The "Separation Time" is the close of business on the tenth business day after the earlier of (i) the "Stock Acquisition Date" (which is the first date of public announcement of facts indicating that a person has become an Acquiring Person); and (ii) the date of commencement of, or first public announcement of the intent of any person (other than the Corporation or any subsidiary of the Corporation) to commence, a Take-over Bid (other than a Permitted Bid or a Competing Permitted Bid, each as defined below). The Separation Time can also be such later date as may from time to time be determined by the Board.

Take-over Bid

        A "Take-over Bid" is an offer to acquire Voting Shares and/or Convertible Securities (described below), where the Voting Shares subject to the offer, together with the Voting Shares into or for which the securities subject to the offer are convertible, exchangeable or otherwise acquirable, together with the Voting Shares Beneficially Owned (see below) by the offeror at the date of the offer, constitute in the aggregate 20% or more of the outstanding Common Shares or other class of outstanding Voting Shares. "Convertible Securities" are rights, contractual or otherwise, to acquire Voting Shares from the Corporation or securities issued by the Corporation which are convertible into, or exercisable or exchangeable for, Voting Shares.

Acquiring Person

        An "Acquiring Person" is a person who is the Beneficial Owner (as described below) of 20% or more of the outstanding Voting Shares of any class. Excluded from the definition of Acquiring Person are the Corporation and its subsidiaries and any person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares of any class as a result of one or any combination of a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition, a Pro Rata Acquisition or a Convertible Security Acquisition. In general:

  (i)
  a "Voting Share Reduction" is an acquisition or redemption by the Corporation of Voting Shares which, by reducing the number of Voting Shares outstanding, increases the percentage of Voting Shares beneficially owned by such person to 20% or more of the Voting Shares that remain outstanding;

  (ii)
  a "Permitted Bid Acquisition" is an acquisition of Voting Shares made pursuant to a Permitted Bid or a Competing Permitted Bid;

  (iii)
  an "Exempt Acquisition" is an acquisition of Voting Shares and/or Convertible Securities: (a) in respect of which the Board has waived the application of the Rights Plan; (b) pursuant to a regular dividend reinvestment plan available to all holders of a class of Voting Shares; (c) pursuant to a distribution to the public of Voting Shares and/or Convertible Securities made pursuant to a prospectus or a securities exchange take-over bid circular or a distribution by way of a private placement by the Corporation; or (d) pursuant to an amalgamation, arrangement or other statutory procedure requiring shareholder approval;

  (iv)
  a "Pro Rata Acquisition" is an acquisition by a person of Voting Shares and/or Convertible Securities as a result of a stock dividend, a stock split, a dividend reinvestment plan, or a rights offering issued on the same pro rata basis to all the holders of a series or class of Voting Shares; and

  (v)
  a "Convertible Security Acquisition" is an acquisition of Voting Shares upon the exercise of Convertible Securities received by such Person pursuant to a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition.

        Also excluded from the definition of Acquiring Person are underwriters or banking group or selling group members acting in connection with a distribution of securities.

Beneficial Ownership

        In general, a person is deemed to "Beneficially Own" securities actually held by others in circumstances where those holdings are or should be grouped together for purposes of the Rights Plan. Included are holdings by the person's "Affiliates" (generally, a corporation that controls, is controlled by, or under common control with another corporation) and "Associates" (generally, relatives sharing the same residence).

        Also included are securities that the person or any of the person's Affiliates or Associates has the right to acquire within 60 days (other than customary agreements with and between underwriters and banking group or selling group members with respect to a distribution of securities and other than pursuant to pledges of securities in the ordinary course of business).

        A person is deemed to Beneficially Own any securities that are Beneficially Owned (as described above) by any other person with which the person is acting jointly or in concert. A person is acting jointly or in concert with any other person who is a party to an agreement, commitment or understanding with the first person for the purpose of acquiring or offering to acquire Voting Shares.

Exclusions from the Definition of Beneficial Ownership

        The definition of "Beneficial Ownership" contains several exclusions, primarily for the benefit of investment funds, mutual funds and other investment managers acting in the ordinary course of business. These exclusions apply to: (i) an investment manager ("Manager") that holds securities in the ordinary course of such management business in the performance of its duties for the account of any other person (a "Client"); (ii) a licensed trust company ("Trust Company") acting as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent persons (each an "Estate Account") or in relation to other accounts (each an "Other Account") and which holds such securities in the ordinary course of its duties for such accounts; (iii) a Crown agent or agency (a "Crown Agent"); (iv) a person established by statute (a "Statutory Body"), the ordinary business or activity of which includes the management of investment funds for employee benefit plans, pension plans and insurance plans of various public bodies; and (v) the administrator ("Administrator") of one or more pension funds or plans (a "Plan") registered under applicable law. The foregoing exemptions apply only so long as the Manager, Trust Company, Crown Agent, Statutory Body, Administrator or the Plan is not then making or has not then announced an intention to make a Take-over Bid other than an offer to acquire Common Shares or other securities pursuant to a distribution by the Corporation or by means of ordinary market transactions.

        Also, a person will not be deemed to "Beneficially Own" a security because such person: (i) is a Client of the same Manager, has an Estate Account or an Other Account with the same Trust Company, or is a Plan with the same Administrator as another person or Plan on whose account the Manager, Trust Company or Administrator, as the case may be, holds such security; or (ii) is a Client of a Manager, Estate Account, Other Account or Plan, and the security is owned at law or in equity by the Manager, Trust Company or Administrator, as the case may be.

        A person will not be deemed to "Beneficially Own" any securities that are the subject of a Permitted Lock-up Agreement. A "Permitted Lock-Up Agreement" is an agreement between a person and one or more holders of Voting Shares and/or Convertible Securities (each a "Locked-up Person"), the terms of which are publicly disclosed and a copy of which agreement is made available to the public (including the Corporation) not later than the date the Lock-up Bid (as defined below) is publicly announced or, if the Lock-up Bid has been made prior to the date on which such agreement is entered into, then as soon as possible after it is entered into, pursuant to which each such Locked-up person agrees to deposit or tender Voting Shares and/or Convertible Securities to a Take-over Bid (the "Lock-up Bid") made or to be made by the person or any of such person's Affiliates or Associates or any other person referred to in the definition of Beneficial Owner, provided that:

  (i)
  the agreement permits any Locked-up Person to terminate its obligation to deposit or tender to or not to withdraw Voting Shares and/or Convertible Securities (or both) from the Lock-up Bid in order to tender or deposit such securities to another Take-over Bid or support another transaction:

  (A)
  where the price or value per Voting Share or Convertible Security offered under such other Take-over Bid or transaction is higher than the price or value per Voting Share or Convertible Security offered under the Lock-up Bid; or

  (B)
  if (a) the price or value per Voting Share or Convertible Security offered under the other Take-over Bid or transaction exceeds the price or value per Voting Share or Convertible Security offered or proposed to be offered under the Lock-up Bid by an amount that is equal to or greater than the lesser of any amount that is specified in the agreement and 7%, or (b) the number of Voting Shares and/or Convertible Securities to be purchased under the other Take-over Bid or transaction exceeds the number of Voting Shares and/or Convertible Securities offered to be purchased under the Lock-up Bid by an amount that is equal or greater than the lesser of any number that is specified in the agreement and 7% provided the price or value per Voting Share or a Convertible Security, as applicable, is not less than the price or value per Voting Share or Convertible Security offered under the Lock-up Bid;

and the agreement may contain a right of first refusal or require a period of delay to give such person an opportunity to match a higher price in another takeover bid or other similar limitation on a Locked-up Person's right to withdraw Voting Shares and/or Convertible Securities from the agreement, so long as the limitation does not preclude the exercise by the Locked-up Person of the right to withdraw Voting Shares and/or Convertible Securities during the period of the other Take-over Bid or transaction; and

  (ii)
  no "break-up" fees, "top-up" fees, penalties, expenses or other amounts that exceed in the aggregate the greater of:

  (A)
  the cash equivalent of 2.5% of the price or value payable under the Lock-up Bid to a Locked-up Person; and

  (B)
  50% of the amount by which the price or value payable under another Take-over Bid or transaction to a Locked-up Person exceeds the price or value of the consideration that such Locked-up Person would have received under the Lock-up Bid, shall be payable by a Locked-up Person pursuant to the agreement in the event a Locked-up Person fails to deposit or tender Voting Shares and/or Convertible Securities to the Lock-up Bid, or withdraws Voting Shares and/or Convertible Securities previously tendered thereto in order to tender to another takeover bid or support another transaction.

Flip-in Event

        A "Flip-in Event" occurs when any person becomes an Acquiring Person. If a Flip-in Event occurs that has not been waived by the Board (see "Waiver," below), each Right (except for Rights Beneficially Owned or which may thereafter be Beneficially Owned by an Acquiring Person or a transferee of such a person, which become null and void) will entitle the holder thereof to purchase from the Corporation Common Shares having an aggregate market price equal to twice the Exercise Price, for an amount in cash equal to the Exercise Price, subject to anti-dilution adjustments.

Permitted Bid and Competing Permitted Bid

        A Take-over Bid will not trigger a Flip-in Event if it is a Permitted Bid or Competing Permitted Bid. A "Permitted Bid" is a Take-over Bid made by way of a Take-over Bid circular to all holders of Voting Shares and which complies with the following additional provisions:

  (i)
  no Voting Shares shall be taken up or paid for pursuant to the Take-over Bid prior to the close of business on a date which is not earlier than 60 days following the date of the bid and then only if more than 50% of the then outstanding Voting Shares that are the subject matter of the Take-over Bid held by Independent Shareholders (as defined below) have deposited to the takeover bid and not withdrawn;

  (ii)
  Voting Shares may be deposited pursuant to the Take-over Bid at any time prior to the close of business on the date Voting Shares are first taken-up or paid for pursuant to the Take-over Bid and any Voting Shares deposited may be withdrawn until taken up and paid for; and

  (iii)
  if more than 50% of the then outstanding Voting Shares held by Independent Shareholders have been deposited to the takeover bid and not withdrawn as at the date of first take-up or payment for Voting Shares thereunder, the offeror will make a public announcement of that fact and the takeover bid will remain open for acceptance for not less than ten business days from the date of such public announcement.

        Independent Shareholders are holders of Voting Shares other than (i) an Acquiring Person; (ii) any offeror making a Take-over Bid; (iii) any affiliate or associate of an Acquiring Person or offeror; (iv) joint actors with such persons; and (v) any employee benefit plan, deferred profit sharing plan, stock participation plan or trust for the benefit of employees of the Corporation or its wholly-owned subsidiaries unless the beneficiaries of such plans or trusts direct a voting or tendering to a Take-over Bid of Voting Shares.

        A Competing Permitted Bid is a Take-over Bid that is made after a Permitted Bid has been made but prior to its expiry, and that satisfies all the requirements of a Permitted Bid as described above, except that a Competing Permitted Bid is only required to remain open until a date that is not earlier than the later of 35 days after the Competing Permitted Bid is made and 60 days after the date of the earliest prior bid in existence when the Competing Permitted Bid is made.

Redemption

        Redemption of Rights on Approval of Holders of Voting Shares and Rights.    With the prior consent of the holders of Voting Shares or Rights, the Board may at any time prior to the occurrence of a Flip-in Event that has not been waived, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right (the "Redemption Price"), subject to adjustment for anti-dilution as provided in the Rights Agreement.

        Deemed Redemption.    If, pursuant to a Permitted Bid, a Competing Permitted Bid or an Exempt Acquisition in respect of which the Board has waived or is deemed to have waived the application of the Rights Plan, a person consummates the acquisition of Voting Shares, the Board will be deemed to have elected to redeem the Rights for the Redemption Price.

        Redemption of Rights on Withdrawal or Termination of Bid.    Where a takeover bid that is not a Permitted Bid or Competing Permitted Bid expires, is withdrawn or otherwise terminates after the Separation Time and prior to the occurrence of a Flip-in Event, the Board may elect to redeem all the outstanding Rights at the Redemption Price. In such event, all the provisions of the Rights Plan shall continue to apply as if the Separation Time had not occurred and Rights certificates had not been mailed, and the Separation Time shall be deemed not to have occurred.

        Discretionary Waiver respecting Acquisition by Take-over Bid Circular and Mandatory Waiver of Concurrent Bids.    The Board may, prior to the occurrence of a Flip-in Event that would occur by reason of an acquisition of Voting Shares pursuant to a Take-over Bid made by means of a Take-over Bid circular sent to all holders of Voting Shares, waive the application of the Rights Plan to such a Flip-In Event, provided that if the Board waives the application of the Rights Plan to such a Flip-In Event, the Board will be deemed to have waived the application of the Rights Plan in respect of any other Flip-in Event occurring by reason of any Take-over Bid made by means of a Take-over Bid circular sent to all holders of the same class of Voting Shares prior to the expiry of the Take-over Bid for which a waiver is, or is deemed to have been, given.

        Waiver of Inadvertent Acquisition.    The Board may waive the application of the Rights Plan in respect of the occurrence of any Flip-in Event if (i) the Board has determined that a person became an Acquiring Person by inadvertence and without any intent or knowledge that it would become an Acquiring Person; and (ii) the Acquiring Person has reduced its Beneficial Ownership of Voting Shares such that at the time of waiver the person is no longer an Acquiring Person.

        Discretionary Waiver respecting Acquisition not by Take-over Bid Circular.    With the prior consent of the holders of Voting Shares the Board may, prior to the occurrence of a Flip-in Event that would occur by reason of an acquisition of Voting Shares otherwise than pursuant to a Take-over Bid made by means of a Take-over Bid circular sent to all holders of Voting Shares, waive the application of the Rights Plan in respect of the occurrence of the Flip-in Event.

Anti-Dilution Adjustments

        The Exercise Price of a Right, the number and kind of securities subject to purchase upon exercise of a Right and the number of Rights outstanding will be adjusted in certain events, including:

  (i)
  if there is a stock dividend (excluding any optional share dividend program) on the Common Shares, or a subdivision or consolidation of the Common Shares, or the issuance of Common Shares in respect of, in lieu of, or in exchange for, existing Common Shares; or

  (ii)
  if the Corporation, prior to the Separation Time, fixes a record date for the issuance to all holders of Common Shares of certain rights, options or warrants to acquire Common Shares or Convertible Securities, or for the making of a distribution to such holders of evidences of indebtedness, assets or cash, other than regular periodic cash dividends or stock dividends payable in Common Shares (or other securities).

        No adjustment in the Exercise Price will be made until it represents, on a cumulative basis with other unreflected adjustments, at least a 1% change in the Exercise Price.

Supplements and Amendments

        Placer Dome, without the approval of the holders of Voting Shares or Rights, may only make amendments: (i) to correct clerical or typographical errors; (ii) to maintain the validity and effectiveness of the Rights Agreement as a result of any change in applicable law, role or regulatory requirement; and (iii) as otherwise specifically contemplated therein. Any amendment referred to in (iii) must, if made before the Separation Time, be submitted for approval to the holders of Common Shares at the next meeting of shareholders and, if made after the Separation Time, must be submitted to the holders of Rights for approval.

        At any time before the Separation Time, the Corporation may, with the prior consent of the Independent Shareholders received at the special meeting called and held for such purpose, amend, vary or rescind any of the provisions of the Rights Agreement or the Rights, whether or not such action would materially adversely affect the interests of the holders of Rights generally.

QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE INFORMATION IN THIS
DOCUMENT SHOULD BE DIRECTED TO THE INFORMATION AGENT:

100 University Avenue
11th Floor, South Tower
Toronto, Ontario
M5J 2Y1

North American Toll-Free Number: 1-866-245-2999
Australian Toll-Free Number: 1 300 658 874
Banks and Brokers Call Collect: 212-440-9800

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QUESTIONS AND ANSWERS ABOUT THE INADEQUATE OFFER FROM BARRICK GOLD CORPORATION
CAUTION REGARDING FORWARD-LOOKING STATEMENTS
CURRENCY
CURRENCY EXCHANGE RATE INFORMATION
SUMMARY
UNANIMOUS RECOMMENDATION OF THE BOARD
ANALYSIS AND REASONS FOR THE BOARD'S CONCLUSION AND RECOMMENDATION
Barrick Gold Hedge and Sales Contracts Mark-to-Market(a)
Barrick Gold Sales and Hedge Contracts(a)
BACKGROUND TO THE BARRICK OFFER AND RESPONSE OF PLACER DOME
OPINIONS OF THE FINANCIAL ADVISORS
INTENTIONS OF DIRECTORS AND SENIOR OFFICERS
ALTERNATIVES TO THE BARRICK OFFER
OWNERSHIP OF SECURITIES OF PLACER DOME
ARRANGEMENTS BETWEEN PLACER DOME AND ITS DIRECTORS AND SENIOR OFFICERS
ARRANGEMENTS BETWEEN BARRICK, PLACER DOME AND THE DIRECTORS AND SENIOR OFFICERS OF PLACER DOME
TRADING IN SECURITIES OF PLACER DOME
ISSUANCES OF SECURITIES OF PLACER DOME TO THE DIRECTORS AND SENIOR OFFICERS OF PLACER DOME
SHAREHOLDER RIGHTS PLAN
OWNERSHIP OF SECURITIES OF BARRICK
INTERESTS IN MATERIAL CONTRACTS OF BARRICK
REGULATORY MATTERS
OTHER INFORMATION
MATERIAL CHANGES
OTHER MATTERS
PERSONS OR ASSETS EMPLOYED, COMPENSATED OR USED
STATUTORY RIGHTS
DIRECTORS' APPROVAL
CONSENT OF CIBC WORLD MARKETS INC.
CONSENT OF MORGAN STANLEY & CO. INCORPORATED
CERTIFICATE
SCHEDULE A GLOSSARY
SCHEDULE B IMPORTANT INFORMATION REGARDING PLACER DOME'S MINERAL RESERVES AND MINERAL RESOURCES
SCHEDULE C OPINION OF CIBC WORLD MARKETS INC.
SCHEDULE E OPINION OF MORGAN STANLEY & CO. INCORPORATED
SCHEDULE F ISSUANCE OF SECURITIES OF PLACER DOME
SCHEDULE G SUMMARY OF SHAREHOLDER RIGHTS PLAN
QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE INFORMATION IN THIS DOCUMENT SHOULD BE DIRECTED TO THE INFORMATION AGENT